                                                                       Exhibit 1



                           ASSET PURCHASE AGREEMENT

                                 By and Among

                                  PALM, INC.,

                    ECA SUBSIDIARY ACQUISITION CORPORATION

                                      and

                                BE INCORPORATED


                                August 16, 2001

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE 1 DEFINITIONS.............................................................      2
---------------------

     1.1     Capitalized Terms....................................................      2
     1.2     Construction.........................................................      8

ARTICLE 2 PURCHASE AND SALE.......................................................      8
---------------------------

     2.1     Purchase and Sale of Assets..........................................      8
     2.2     Excluded Assets......................................................      9
     2.3     Delivery of Acquired Assets..........................................      9
     2.4     Assignments..........................................................      9
     2.5     Transfer of Product Software Copyrights..............................     10
     2.6     Transfer of Patent Rights............................................     10
     2.7     Transfer of Trademarks...............................................     10
     2.8     Transferred Contracts................................................     10
     2.9     Assumed Liabilities..................................................     10
     2.10    Excluded Liabilities.................................................     10

ARTICLE 3 CLOSING AND CONSIDERATION...............................................     11
-----------------------------------

     3.1     Closing..............................................................     11
     3.2     Stock Consideration..................................................     11
     3.3     Allocation of Consideration..........................................     11
     3.4     Transfer Taxes.......................................................     12

ARTICLE 4 LICENSE TO BUYER........................................................     12
--------------------------

     4.1     License of Licensed Intellectual Property............................     12
     4.2     Bankruptcy...........................................................     13

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER................................     13
--------------------------------------------------

     5.1     Organization of Seller...............................................     13
     5.2     Authority............................................................     13
     5.3     No Conflict..........................................................     14
     5.4     SEC Filings; Seller Financial Statements.............................     14
     5.5     Transferred Contracts................................................     15
     5.6     Consents.............................................................     15
     5.7     Support and Service Contracts........................................     15
     5.8     No Liquidation, Insolvency, Winding-Up...............................     15
     5.9     Restrictions on Business Activities..................................     17
     5.10    Title to Properties; Absence of Liens and Encumbrances...............     17
     5.11    Intellectual Property................................................     17
     5.12    Litigation...........................................................     19
     5.13    Brokers' or Finders' Fees............................................     19
     5.14    Tax Matters..........................................................     20

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

     5.15    Power of Attorney..........................................      20
     5.16    Compliance with Laws.......................................      20
     5.17    Product Warranties.........................................      20
     5.18    Employee Matters...........................................      21
     5.19    International Employee Plan................................      22
     5.20    Business Changes...........................................      22

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER............      23
------------------------------------------------------------

     6.1     Organization, Good Standing and Qualification..............      23
     6.2     Authority..................................................      23
     6.3     No Conflict................................................      23
     6.4     SEC Filings................................................      24
     6.5     Consents...................................................      24
     6.6     Brokers' and Finders' Fees.................................      24

ARTICLE 7 COVENANTS AND AGREEMENTS......................................      24
----------------------------------

     7.1     Access.....................................................      24
     7.2     Pre-Closing Activities of Seller...........................      24
     7.3     Conduct Prior to Closing...................................      25
     7.4     Confidentiality............................................      26
     7.5     Use of Confidential Information............................      26
     7.6     Seller Intellectual Property Covenants.....................      27
     7.7     Covenant Not to Compete or Solicit.........................      27
     7.8     No Solicitation............................................      28
     7.9     Notification of Certain Matters............................      30
     7.10    New Employment Arrangements................................      31
     7.11    Public Disclosure..........................................      31
     7.12    Consents...................................................      31
     7.13    COBRA Continuation Coverage................................      31
     7.14    Prepaid Service Payment Update.............................      32
     7.15    Exemption from Registration or Registration Statement......      32
     7.16    Proxy Statement............................................      34
     7.17    Meeting of Seller's Stockholders...........................      36
     7.18    Reasonable Efforts.........................................      37
     7.19    Change of Control Agreements...............................      38
     7.20    Post Closing Tax Covenants.................................      38
     7.21    Employee Withholding.......................................      39
     7.22    Termination of Compaq Agreement............................      39
     7.23    Additional Documents and Further Assurances................      39
     7.24    Disclosure by Seller.......................................      40

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    Page
                                                                                    ----
     7.25    Disclosure by Buyer or Parent.......................................     40
     7.26    Sublicensing Requirements...........................................     40
     7.27    Supplemental Transferred Contracts..................................     41

ARTICLE 8 CONDITIONS TO THE CLOSING..............................................     41
-----------------------------------

     8.1     Conditions to Obligations of Each Party.............................     41
     8.2     Additional Conditions to the Obligations of Parent and..............     42
             Buyer
     8.3     Additional Conditions to Obligations of Seller......................     43

ARTICLE 9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION............     44
---------------------------------------------------------------------

     9.1     Survival of Representations, Warranties and Covenants...............     44
     9.2     Indemnification.....................................................     45
     9.3     Indemnification Procedure...........................................     45
     9.4     Resolution of Conflicts; Arbitration................................     45
     9.5     Third-Party Claims..................................................     46
     9.6     Maximum Payments; Remedy............................................     46
     9.7     Liability of Parent and Buyer.......................................     47

ARTICLE 10 TERMINATION, AMENDMENT AND WAIVER.....................................     48
--------------------------------------------

     10.1    Termination.........................................................     48
     10.2    Notice of Termination...............................................     50
     10.3    Effect of Termination...............................................     50
     10.4    Amendment...........................................................     50
     10.5    Extension; Waiver...................................................     50

ARTICLE 11 GENERAL...............................................................     50
------------------

     11.1    Notices.............................................................     50
     11.2    Entire Agreement; Assignment........................................     51
     11.3    Severability........................................................     52
     11.4    Other Remedies......................................................     52
     11.5    GOVERNING LAW.......................................................     52
     11.6    Jurisdiction and Venue..............................................     52
     11.7    Rules of Construction...............................................     52
     11.8    WAIVER OF JURY TRIAL................................................     52
     11.9    Fees and Expenses...................................................     52
     11.10   Counterparts........................................................     53

                                   EXHIBITS

     Exhibit A.......................   Form of Non-Competition Agreement

     Exhibit B.......................   Form of Stockholder Support Agreement

     Exhibit C.......................   Form of General Assignment

     Exhibit D.......................   Form of Solvency Opinion


     SCHEDULES

     Schedule 1.1(o) Designated Employees
     Schedule 1.1(x) Excluded Contracts
     Schedule 1.1(hh) Key Employees
     Schedule 1.1(tt) Products
     Schedule 1.1(bbb) Tangible Assets
     Schedule 1.1(eee) Transferred Contracts
     Schedule 1.1(ggg) Transferred Technology
     Schedule 1.1(hhh) Transferred Trademarks
     Schedule 2.2 Excluded Assets
     Schedule 8.2(d) Required Key Employees under Section 8.2(d)
     Schedule 8.2(e) Key Employees Signing Non-Competition Agreement

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is made and entered into
                                         ---------
as of August 16, 2001, by and among Palm, Inc., a Delaware corporation ("Parent"), ECA Subsidiary Acquisition Corporation, a Delaware corporation and
  ------
an indirect wholly owned Subsidiary of Parent ( "Buyer"), and Be Incorporated, a
                                                 -----
Delaware corporation  ("Seller").
                        ------

                                   RECITALS

     A. Parent and Buyer desire to cause Buyer to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets relating to, required for, used in or otherwise constituting the Products (as defined herein), in exchange for shares of common stock of Parent, the assumption of certain liabilities relating to the Products and the other consideration set forth below.

     B.   Concurrently with the execution and delivery of this Agreement, as a material inducement to Parent and Buyer to enter this Agreement, selected Key Employees (as defined below) of Seller are entering into non-competition agreements, substantially in the form attached hereto as Exhibit A (the "Non-
                                                         ---------       ---
Competition Agreements"), with Parent, each of which shall become effective as
----------------------
of the Closing Date (as defined below).

     C.   Concurrently with the execution and delivery of this Agreement, as a material inducement to Parent and Buyer to enter into this Agreement, certain stockholders of Seller are executing and delivering stockholder support agreements, substantially in the form attached hereto as Exhibit B (the
                                                         ----------
"Support Agreements"), to Buyer.
 ------------------

     D. It is contemplated that, subject to approval by Seller's stockholders, as soon as reasonably practicable following the Closing (as defined below) Seller shall wind up its business operations in accordance with applicable law.

     NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  Capitalized Terms. The following capitalized terms shall have the
          -----------------
meanings set forth below:

               (a)  "Acquired Assets" shall have the meaning set forth in
                     ---------------
Section 2.1.
-----------

               (b)  "Adjustment Amount" means the aggregate amount of all
                     -----------------
Prepaid Service Payments (as defined in Section 5.7) reflected on the Prepaid
                                        -----------
Service Payment Update as of the Closing Date.

               (c)  "Agreement" means this Asset Purchase Agreement together
                     ---------
with all exhibits and schedules hereto.

               (d)  "Allocation" shall have the meaning set forth in Section
                     ----------                                      -------
3.3.
---

               (e)  "Assumed Liabilities" shall have the meaning set forth in
                     -------------------
Section 2.9.
-----------

               (f)  "Benefits Liabilities" means any and all claims, debts,
                     --------------------
liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto arising under law, rule, regulation, permits, action or proceeding before any Governmental Entity, order or consent decree or any award of any arbitrator of any kind relating to any Employee Plan, Employment Agreement, International Employee Plan or otherwise to an Employee.

               (g)  "Books and Records" means all papers and records (in paper
                     -----------------
or electronic format) in the care, custody, or control of Seller or any of its Subsidiaries relating to the Acquired Assets including, without limitation, all purchasing and sales records, customer and vendor lists, accounting and financial records, product documentation, product specifications, marketing requirement documents and software release orders.

               (h)  "Closing" shall have the meaning set forth in Section 3.1.
                     -------                                      -----------

               (i)  "Closing Date" shall have the meaning set forth in Section
                     ------------                                      -------
3.1.
---

               (j)  "Collateral Agreements" shall have the meaning set forth in
                     ---------------------
Section 2.4.
-----------

               (k)  "Code" means the Internal Revenue Code of 1986, as amended.
                     ----

               (l)  "Continuing Employees" shall have the meaning set forth in
                     --------------------
Section 7.10.
------------

               (m)  "Contract" means any mortgage, indenture, lease, contract,
                     --------
covenant or other agreement, instrument or commitment, permit, concession, franchise or license.

               (n)  "Derivative Work" has the meaning ascribed to it under the
                     ---------------
United States Copyright Law, Title 17 U.S.C. Sec. 101 et. seq., as the same may be amended from time to time.

               (o)  "Designated Employees" means those employees of Seller
                     --------------------
listed on Schedule 1.1(o) hereto.
          ---------------

               (p)  "DOL" shall mean the Department of Labor.
                     ---

               (q)  "Effectively Transferred Contract" means a Transferred
                     --------------------------------
Contract as to which no consent to assignment is required or as to which a consent to assignment is required and has been obtained prior to the Closing.

               (r)  "Eligible Contracts" means (i) the Internet Appliance OEM
                     ------------------
License and Distribution Agreement between Be Incorporated and Sony Electronics Inc. dated March 13, 2001 (the "Sony Agreement"), (ii) all Contracts of Seller
                                --------------
that contain license grants to Seller that are not Transferred Contracts on the date of this Agreement and (iii) all nondisclosure agreements, confidentiality agreements or similar Contracts of Seller.

               (s)  "Employee" shall mean any current or former or retired
                     --------
employee, consultant or director of Seller or any Subsidiary of Seller in his or her capacity as such.

               (t)  "Employee Plan" means any plan, program, policy, practice,
                     -------------
contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by Seller for the benefit of any Designated Employee, or with respect to which Seller has or may have any liability or obligation to any Designated Employee.

               (u)  "Employment Agreement" means each management, employment,
                     --------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Seller or any Subsidiary of Seller and any Designated Employee.

               (v)  "ERISA" means the Employee Retirement Income Security Act
                     -----
of 1974, as amended.

               (w)  "Excluded Assets" shall have the meaning set forth in
                     ---------------
Section 2.2.
-----------

               (x)  "Excluded Contracts" shall mean the Contracts listed on
                     ------------------
Schedule 1.1(x).
---------------

               (y)  "Excluded Liabilities" shall have the meaning set forth in
                     --------------------
Section 2.10.
------------

               (z)  "GAAP" means United States generally accepted accounting
                     ----
principles, as of the date hereof.

               (aa) "General Assignment" shall have the meaning set forth in
                     ------------------
Section 2.4.
-----------

               (bb) "Governmental Entity" means any court, administrative
                     -------------------
agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission.

               (cc) "Indemnified Parties" shall have the meaning set forth in
                     -------------------
Section 9.2.
-----------

               (dd) "Intellectual Property Rights" means any or all of the
                     ----------------------------
following and all statutory or common law rights throughout the world in, arising out of, or associated with: (i) all patents and applications (including provisional applications) therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof (collectively, "Patents"); (ii) all trade secrets that (A) derive independent economic value,
 -------
actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (B) are the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and all other inventions (whether patentable or not, but which are not the subject of issued or published Patents), proprietary information, and know how (collectively, "Trade Secrets"); (iii) all works of authorship, copyrights, mask works,
 -------------
copyright and mask work registrations and applications (collectively, "Copyrights"); (iv) all trade names, trademarks and service marks and all
 ----------
trademark and service mark registrations and applications (collectively, "Trademarks"); (v) all rights in and to databases and data collections
 ----------
(including knowledge databases, customer lists and customer databases); and (vi) any similar, corresponding or equivalent rights to any of the foregoing types of intellectual property.

               (ee) "International Employee Plan" means each Employee Plan that
                     ---------------------------
has been adopted or maintained by Seller or any ERISA Affiliate, whether informally or formally, or with respect to which Seller or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

               (ff) "IRS" shall mean the Internal Revenue Service.
                     ---

               (gg) "Kernel" means the level of an operating system that
                     ------
contains system level services, including thread and team management, virtual and protected memory management, thread scheduling, interprocess communication (including semaphores, ports and thread messages), input/output management and node abstraction layer, kernel module management, ELF executable binary loader, device driver management, power management and CPU-dependent layer. It also includes built-in components that could otherwise be loaded, including platform-dependent modules, generic virtual drivers (null and zero drivers), generic virtual file-systems (root, pipe and device file systems) and the kernel debugger module.

               (hh) "Key Employee" shall have the meaning set forth in Schedule
                     ------------                                      --------
1.1(hh).
-------

               (ii) "Licensed Intellectual Property" means all Intellectual
                     ------------------------------
Property Rights that, immediately after the sale and assignment of the Transferred Intellectual Property Rights and other Acquired Assets from Seller to Buyer occurs, Seller or any of its Subsidiaries has the right to license to the extent provided in Section 4.1, without breaching any Contract, without
                       -----------
infringing any other Person's Intellectual Property Rights, and without payment of any royalty, fee or other amount as a result of such license to Buyer (unless Buyer assumes the obligation to pay such royalty, fee or other amount).

               (jj) "Lien" means, with respect to any asset or right, any
                     ----
mortgage, lien, pledge, charge, security interest, claim, equity encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, restriction on the creation of any of the foregoing, or encumbrance of any kind whatsoever; provided, however, that the term "Lien" shall not include: (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in the Seller Disclosure Schedule or that are otherwise not material; (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented; (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by applicable law;
(iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; and (vi) contractual restrictions on transfer of contractual rights.

               (kk) "Loss" and "Losses" shall have the meanings set forth in
                     ----       ------
Section 9.2.
-----------

               (ll) "Material Adverse Effect" means any (i) change in or effect
                     -----------------------
on the Acquired Assets, taken as a whole, that is materially adverse to the Acquired Assets, taken as a whole, or (ii) circumstance, change or event that materially impairs Buyer's ability to make, use, sell, license, distribute, market, build, modify, debug and operate the current version or release of the Products in substantially the same manner as Seller prior to the date of this Agreement (excluding any effect on Buyer's ability to do the foregoing caused by the absence of the items licensed under the Excluded Contracts or Non-Transferred Licenses or any facts and circumstances unique to Buyer).

               (mm) "Non-Transferred Licenses" shall mean license agreements
                     ------------------------
granting licenses to Seller that are Transferred Contracts but which do not become Effectively Transferred Contracts.

               (nn) "Offer Letter" shall have the meaning set forth in Section
                     ------------                                      -------
7.10.
----

               (oo) "Object Code" means computer software, substantially or
                     -----------
entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

               (pp) "Pension Plan" means each Seller Employee Plan which is an
                     ------------
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (qq) "Person" means any individual, partnership, firm,
                     ------
corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing.

               (rr) "Prepaid Service Payment Update" shall have the meaning set
                     ------------------------------
forth in Section 7.14.
         ------------

               (ss) "Platform Business" means the business of developing,
                     -----------------
marketing, licensing or distributing operating systems software and associated software components and software development tools for portable, handheld and wireless solutions, and personal information management (PIM) applications designed to run on such operating systems.

               (tt) "Products" means any products of Seller or any of its
                     --------
Subsidiaries (including products under development) listed on Schedule 1.1(tt).
                                                              -----------------

               (uu) "PTO" means the United States Patent and Trademark Office.
                     ---

               (vv) "Registered Intellectual Property" means all United States,
                     --------------------------------
international and foreign: (i) Patents; (ii) registered Trademarks and applications for Trademarks, including intent-to-use applications; (iii) registered Copyrights and applications for Copyrights; and (iv) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Entity.

               (ww) "Software" means computer software and code, including
                     --------
assemblers, applets, compilers, Source Code, Object Code, data (including image and sound data), development tools, design tools and user interfaces, in any form or format, however fixed, including Source Code listings and related documentation.

               (xx) "Source Code" means computer software code which may be
                     -----------
printed out or displayed in human readable form, including related programmer comments and annotations, help text, data and data structures, instructions, and procedural, object-oriented and other code which may be printed out or displayed in human readable form.

               (yy) "Stock Consideration" means that number of shares of
                     -------------------
Parent's common stock, rounded to the nearest number of whole shares (with 0.5 being rounded up), equal to the quotient determined by dividing (A) $11,000,000 minus the Adjustment Amount by (B) the opening price of Parent's common stock as quoted on the Nasdaq National Market on the Closing Date; provided, however, that the number of shares of Parent's common stock comprising the Stock Consideration shall be increased above such number or decreased below such number to the extent provided in Section 7.15.
                                 ------------

               (zz) "Subsidiary"  means, with respect to any Person, any entity
                     ----------
of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

               (aaa)  "Supplemental Transferred Contracts" means any Eligible
                       ----------------------------------
Contract of Seller which becomes a Transferred Contract in accordance with
Section 7.27, in addition to the Transferred Contracts listed on Schedule
------------
1.1(eee).
--------

               (bbb)  "Tangible Assets" means the tangible assets listed on
                       ---------------
Schedule 1.1(bbb); provided, however, that Tangible Assets shall not include any
-----------------
tangible manifestation of Software that is delivered pursuant to a written agreement or protocol agreed to by Buyer and Seller providing for the remote electronic transmission of such Software, except for documentation and manuals.

               (ccc)  "Tax" and "Taxes" shall mean any and all federal, state,
                       ---       -----
local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts and any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (ddd)  "Third Party Software" means any Software owned by a
                       --------------------
third party or in the public domain, including open source Software, public source Software, or freeware, or any modification or Derivative Work thereof, and also including any version of any Software licensed pursuant to any GNU general public license or limited general public license, in each case that is used in, incorporated into, or integrated or bundled with the current released version of the Products and any more recent versions thereof (whether or not released or completed) or Transferred Technology.

               (eee)  "Transferred Contracts" means those Contracts listed on
                       ---------------------
Schedule 1.1(eee) as of the date of this Agreement, and shall also include,
-----------------
from and after the date Eligible Contracts become Supplemental Transferred Contracts in accordance with Section 7.27, any such Supplemental Transferred
                             ------------
Contracts.

               (fff)  "Transferred Intellectual Property Rights" means (i) all
                       ----------------------------------------
Intellectual Property Rights (other than Trademarks) owned by Seller or any of its Subsidiaries; and (ii) the Transferred Trademarks.

               (ggg)  "Transferred Technology" means
                       ----------------------

                      (i)  the items listed on Schedule 1.1(ggg); and
                                               -----------------

                      (ii) any other Source Code and other Software, materials and information (including development software, development documentation, compilers, interpreters, system build software, build scripts, test suites, testing tools and documentation, test scripts, bug databases, support tools, revision control systems and environments) that are used by Seller or any of its Subsidiaries to, or that Seller or any of its Subsidiaries has and are reasonably necessary to, build, modify, debug and operate the current release or version of the Products, and any more recent versions thereof (whether or not released or completed), which Seller has the right to deliver and disclose to Buyer without breaching any Contract or infringing any other Person's Intellectual Property Rights;

provided, however, that Transferred Technology shall not include any tangible manifestation of Software that is delivered pursuant to a written agreement or protocol agreed to by Buyer and Seller providing for the remote electronic transmission of such Software, except for documentation and manuals.

               (hhh)  "Transferred Trademarks" means the Product names and other
                       ----------------------
Trademarks, if any, listed on Schedule 1.1(hhh).
                              -----------------
     1.2  Construction.
          ------------

               (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

               (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including" and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Schedules," "Sections" and "Exhibits" are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

               (e) The headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.


                                   ARTICLE 2
                                   ---------

                               PURCHASE AND SALE
                               -----------------

     2.1  Purchase and Sale of Assets. On the Closing Date, and subject to the
          ---------------------------
terms and conditions set forth in this Agreement, but subject to Section 2.2,
                                                                 -----------
Seller will sell, convey, transfer and assign to Buyer, and Buyer will purchase from Seller, all of Seller's right, title and interest in and to all of the following assets, free and clear of any and all Liens (collectively, the "Acquired Assets"):
                    ---------------

          (a)  the Tangible Assets;

          (b)  the Transferred Intellectual Property Rights;

          (c) all goodwill of Seller or any of its Subsidiaries appurtenant to the Transferred Trademarks;

          (d) the Transferred Technology (for avoidance of doubt, with respect to portions of the Transferred Technology that are owned by Persons other than Seller or its Subsidiaries, the rights in such portions of the Transferred Technology to be transferred and assigned to Buyer are the rights of Seller and its Subsidiaries under the Effectively Transferred Contracts as described in clause (e) below);

          (e) all rights of Seller or any of its Subsidiaries under the Effectively Transferred Contracts, other than payment obligations under such Transferred Contracts (including accounts receivable) earned by Seller or any of its Subsidiaries as a result of performance by Seller or any of its Subsidiaries prior to the Closing Date; and

          (f) all rights to recover past, present and future damages for the breach, infringement or misappropriation, as the case may be, of any of the Transferred Intellectual Property Rights and Effectively Transferred Contracts (other than payment obligations under such Transferred Contracts).

     2.2  Excluded Assets. The parties expressly acknowledge and agree that
          ---------------
notwithstanding anything to the contrary in this Agreement, the Acquired Assets and Transferred Contracts do not include, and Seller does not have and shall be under no obligation to sell, assign or otherwise transfer to Buyer any of Seller's fixed assets (other than Tangible Assets), cash and cash equivalents or receivables, the Sony Agreement, the Excluded Contracts, or any other assets, claims, causes of action, contracts, licenses or agreements set forth on
Schedule 2.2 hereto, or any other assets, claims, causes of action, contracts,
------------
licenses or agreements not included within the Acquired Assets and Transferred Contracts as defined herein (collectively, the "Excluded Assets"), which
                                                ---------------
Excluded Assets shall remain for all purposes the properties and assets of Seller.

     2.3  Delivery of Acquired Assets. At the Closing, Seller shall deliver to
          ---------------------------
Buyer all of the Tangible Assets and Transferred Technology. Without limiting the foregoing, all Software included in the Transferred Technology shall, at Buyer's request, be delivered to Buyer by electronic means.

     2.4  Assignments. At the Closing, Seller shall deliver to Buyer, duly
          -----------
executed by Seller, and Seller shall deliver to Buyer, duly executed by Buyer:
(i) an Assignment and Assumption Agreement and Bill of Sale substantially in the form of Exhibit C hereto (the "General Assignment"); (ii) the copyright
        ---------              ------------------
registrations and assignments required pursuant to Section 2.5, the patent
                                                   -----------
assignments required pursuant to Section 2.6 and the trademark assignments
                                 -----------
required pursuant to Section 2.7; and
                     -----------

(iii) such other instruments of conveyance, assignment and transfer as Buyer may reasonably request in order to vest in Buyer good and valid title in and to the Acquired Assets (the General Assignment and the other instruments referred to in clauses (i), (ii) and (iii) being collectively referred to herein as the "Collateral Agreements").
 ---------------------

     2.5  Transfer of Product Software Copyrights. For each Copyright included
          ---------------------------------------
in the Transferred Intellectual Property Rights for which Seller has filed a copyright registration with the United States Copyright Office, Seller shall deliver to Buyer at Closing an assignment, on a form reasonably acceptable to Buyer, to record the transfer of such copyright to Buyer in the United States Copyright Office. If Seller has not registered the copyright in a Product prior to the Closing Date, Seller shall deliver to Buyer at the Closing an application, on the applicable form, to register such copyright in each Product with the United States Copyright Office.

     2.6  Transfer of Patent Rights. For each of Seller's Patents included in
          -------------------------
the Transferred Intellectual Property Rights, Seller shall deliver to Buyer at Closing an assignment in form reasonably acceptable to Buyer to evidence the transfer of such Patents to Buyer. Such assignment shall specify Buyer as the owner by assignment of such Patents.

     2.7  Transfer of Trademarks. For each of the Transferred Trademarks,
          ----------------------
Seller shall deliver to Buyer at Closing an assignment in form reasonably acceptable to Buyer to evidence the transfer of such Trademarks to Buyer. Such assignment shall specify Buyer as the owner by assignment of such Trademarks.

     2.8  Transferred Contracts. At the Closing, Seller shall deliver to Buyer
          ---------------------
all of the Transferred Contracts to the extent not previously delivered to Buyer.

     2.9 Assumed Liabilities. As of the Closing, Buyer hereby agrees to assume the following, and only the following (collectively, the "Assumed Liabilities"):
                                                          -------------------
the obligations of Seller or any of its Subsidiaries under the Transferred Contracts, in each case solely to the extent such obligations arise from and after the Closing Date; provided, however, that notwithstanding the foregoing, Buyer shall be responsible for liabilities that arise solely out of its ownership or operation of the Acquired Assets or its performance of the Transferred Contracts on or subsequent to the Closing Date. As of the Closing, Parent shall be deemed to guarantee the obligations of Buyer under the Assumed Liabilities.

     2.10 Excluded Liabilities. Except for the Assumed Liabilities, Buyer is
          --------------------
not assuming any other debt, liability, duty or obligation, whether known or unknown, fixed or contingent, of Seller or any of its Subsidiaries (the "Excluded Liabilities"). Without limiting the foregoing, all liabilities of
 --------------------
Seller and its Subsidiaries, including any liabilities for Taxes, arising from or related to: (i) Seller's operations or the operation of any of its Subsidiaries, whenever arising or incurred, including Seller's or any of its Subsidiaries' sale or ownership of the Products and Acquired Assets through the Closing Date; (ii) Seller's or any of its Subsidiaries' termination of any Contracts that are not Transferred Contracts; (iii) the Sony Agreement, (iv) the employment or engagement by Seller of employees, agents, consultants or independent contractors through the Closing Date; or (v) any

Benefit Liabilities, shall be Excluded Liabilities and shall remain the responsibility of Seller, unless any such liabilities described in this sentence are otherwise included within the Assumed Liabilities.

                                   ARTICLE 3
                                   ---------

                           CLOSING AND CONSIDERATION
                           -------------------------
     3.1 Closing. The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") will take place at the offices of Wilson Sonsini Goodrich &
      -------
Rosati, Professional Corporation, in Palo Alto, California at 6:30 a.m., local time, two (2) business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in ARTICLE 8 hereof, or on such
                                                  ---------
other date as the parties may mutually determine (the "Closing Date").
                                                       ------------

     3.2 Stock Consideration. At the Closing, Parent and Buyer shall cause to be
         -------------------
issued to Seller a duly authorized and issued stock certificate representing the Stock Consideration, and following the Closing, to the extent that the Resale Registration Statement is filed with the SEC and the provisions of Section 7.15
                                                                   ------------
apply, (i) in the case where the number of shares issuable upon the effectiveness of the Resale Registration Statement is increased pursuant to
Section 7.15(b), Parent and Buyer shall cause to be issued to Seller immediately
---------------
upon the effectiveness of the Resale Registration Statement an additional stock certificate representing the number of any such whole shares of Parent's common stock required to be issued to Seller in accordance with such Section, and (ii) in the case where the number of shares issuable upon the effectiveness of the Resale Registration Statement is decreased pursuant to Section 7.15(b), Parent
                                                       ---------------
and Buyer shall, upon delivery by Seller for cancellation to Buyer of the original stock certificate issued to Seller, cause to be issued to Seller immediately upon the effectiveness of the Resale Registration Statement a replacement stock certificate representing the total number of shares of Parent's common stock representing the Stock Consideration, as adjusted in accordance with such Section. In addition, whether at the Closing (in the event the Permit is issued prior to the Closing) or upon the effectiveness of the Resale Registration Statement (in the event the Permit is not issued prior to the Closing), Parent and Buyer shall, at the request of Seller, deliver such other instruments, coordinate with Parent's transfer agent, and use commercially reasonable efforts to do and perform such other acts and things as may be reasonably necessary to enable Seller to immediately sell, transfer or otherwise liquidate the shares of Parent's common stock constituting the Stock Consideration in the public markets.

     3.3 Allocation of Consideration. The parties hereto intend that the
         ---------------------------
purchase be treated as a taxable transaction for federal and state income tax purposes. Prior to the Closing Date, Buyer and Seller shall negotiate in good faith and determine the allocation of the Stock Consideration among the Acquired Assets (the "Allocation"). The Allocation shall be conclusive and binding upon
             ----------
Buyer and Seller for all purposes, and the parties agree that all returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a Tax return position inconsistent with) the Allocation unless required by the IRS or any other applicable taxing authority.

     3.4 Transfer Taxes. Buyer and Seller shall each be responsible for fifty
         --------------
percent (50%) of the aggregate amount of any sales, use, excise or similar Taxes that may be payable in connection with the sale or purchase of the Acquired Assets and the granting of the licenses hereunder, including any sales, use, excise or similar transfer Taxes. The parties hereto shall cooperate with each other and use their reasonable best efforts to minimize the transfer Taxes attributable to the sale of the Acquired Assets, including but not limited to the transfer of all Software by remote electronic transmission.

                                   ARTICLE 4
                                   ---------

                               LICENSE TO BUYER
                               ----------------

     4.1 License of Licensed Intellectual Property. Effective as of the Closing
         -----------------------------------------
(and subject to the conditions thereto set forth herein), Seller shall be deemed to have granted to Buyer under all of the Licensed Intellectual Property, a royalty-free, fully-paid, world-wide, perpetual, irrevocable, non-terminable, transferable right and license, with the right to grant and authorize sublicenses, to fully exercise, use and otherwise exploit the Licensed Intellectual Property in any manner and without limitation, including the right and license under Copyrights to copy, create Derivative Works from, distribute, publicly perform and display and transmit Software products and other copyrightable works, and under Patent rights to make, have made, use, sell, offer for sale and import products. To the extent that the foregoing license is broader in any respect (including, without limitation, the rights being licensed, the duration and revocability of the license, the geographic scope of the license, and the transferability of the license) than the license Seller has the right to grant without breaching any Contract, without infringing any other Person's Intellectual Property Rights, and without being required to pay any additional royalty, fee or other amount to any other Person as a result of such license to Buyer, then the foregoing license will be deemed to be limited in all such respects to the license Seller has the right to grant without breaching any Contract, without infringing any other Person's Intellectual Property Rights, and without being required to pay any royalty, fee or other amount to any other Person. If, in order to grant the foregoing license to Buyer with respect to any Licensed Intellectual Property owned by any Person other than Seller or its Subsidiaries, Seller is required to notify any such other Person of the license, obtain the approval or consent of any such other Person, provide a copy of the license agreement to any such other Person, obtain Buyer's written agreement to any particular term or condition (each, a "Pass-Through Term"), or comply with
                                           -----------------
any obligation, condition, or requirement (collectively, "Sublicensing
                                                          ------------
Requirements"), the foregoing license will be effective with respect to such
------------
Licensed Intellectual Property only if and when (a) Buyer authorizes Seller in writing to comply with such Sublicensing Requirements, (b) Seller complies with all applicable Sublicensing Requirements, (c) Buyer agrees in writing to be bound by and to comply with all applicable Pass-Through Terms, if any, and (d) Buyer pays any royalty, fee or other amount which is authorized by Buyer and is required to be paid by Seller as the result of such license to Buyer.

     4.2 Bankruptcy. The license granted to Buyer under Section 4.1 is, and
         ----------
shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, a license to rights of "Intellectual Property Rights" as defined thereunder.

                                   ARTICLE 5
                                   ---------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Except as disclosed in the disclosure schedule delivered to Parent and Buyer on the date hereof (the "Seller Disclosure Schedule"), Seller hereby
                               --------------------------
represents and warrants to Parent and Buyer as follows:

     5.1 Organization of Seller.
         ----------------------

     (a) Except as set forth in Section 5.1(a) of the S eller Disclosure Schedule, Seller has no Subsidiaries.

     (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

     (c) Seller is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect.

     (d) Seller has delivered or made available to Buyer a true and correct copy of the certificate of incorporation (including any certificate of designations) and bylaws of Seller and similar governing instruments, each as amended to date (collectively, the "Seller Charter Documents"), and each such instrument is in
                    ------------------------
full force and effect. Seller is not in violation of any of the provisions of Seller Charter Documents.

     5.2 Authority. Seller has all requisite corporate power and authority to
         ---------
enter into this Agreement and the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and, except for approval by the stockholders of Seller, no further action is required on the part of Seller, any of its Subsidiaries or any of Seller's stockholders to authorize the Agreement and the Collateral Agreements and the transactions contemplated hereby. A vote of the holders of a majority of the outstanding shares of Seller's common stock is sufficient for Seller's stockholders to approve and adopt this Agreement and approve the transactions contemplated hereby and the Dissolution (as defined in
Section 7.17). This Agreement and the transactions contemplated hereby have
------------
been approved by the Board of Directors of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Parent and Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to other equitable remedies.

     5.3 No Conflict. The execution and delivery of this Agreement by Seller do
         -----------
not, and the execution and delivery of the Collateral Agreements by Seller and the performance of this Agreement and the Collateral Agreements by Seller will not, (i) conflict with or violate the Seller Charter Documents, (ii) subject to obtaining the approval and adoption of this Agreement by Seller's stockholders as contemplated in Section 7.17, conflict with or violate any law, rule,
                   ------------
regulation, order, judgment or decree applicable to Seller or any of its Subsidiaries or by which any of their properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Seller or any of its Subsidiaries or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Seller or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Seller or any of its Subsidiaries is a party or by which Seller, any of its Subsidiaries or the Acquired Assets are bound or affected, except with respect to clauses (ii) and (iii), for the matters set forth on Section 5.3 of the Seller Disclosure
                                         -----------
Schedule and for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     5.4  SEC Filings; Seller Financial Statements.
          ----------------------------------------

               (a) Seller has delivered or made available to Parent (through reference to documents filed by EDGAR or otherwise) accurate and complete copies of all forms, reports and documents filed by Seller with the Securities and Exchange Commission ("SEC") since January 1, 2000 (the "Seller SEC Reports"),
                      ---                               ------------------
which are all the forms, reports and documents required to be filed by Seller with the SEC since such date. As of their respective dates, the Seller SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities
                                                                      ----------
Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
---                                                             ------------
as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Seller SEC Reports (the "Seller Financials") (i) complied as to form in all material respects with the
 -----------------
published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of Seller as at the respective dates thereof and the results of Seller's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Seller contained in the Form 10-Q of Seller filed on August 14, 2001 is hereinafter referred to as the "Seller Balance Sheet."
                                        --------------------

               (c) Except as disclosed in the Seller Financials, since the date of Seller Balance Sheet Seller has incurred no liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred (i) since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practices or (ii) pursuant to this Agreement, which liabilities would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     5.5 Transferred Contracts. True and complete copies of all of the
         ---------------------
Transferred Contracts as of the date of this Agreement have been delivered to Buyer. Each such Transferred Contract is in full force and effect. None of Seller, any of its Subsidiaries or, to Seller's knowledge, any other party thereto is in default or breach under the terms of any such Transferred Contract and, to the Seller's knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would reasonably be expected to constitute any event of default thereunder.

     5.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with Seller or any of its Subsidiaries, is required by or with respect to Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby, except for the filing of the Proxy Statement (as defined in Section
                                                                    -------
7.17) with the SEC in accordance with the Exchange Act, the Consents listed on
----
Section 5.6 of the Seller Disclosure Schedule.
-----------

     5.7 Support and Service Contracts. Section 5.7 of the Seller Disclosure
         -----------------------------  -----------
Schedule sets forth a true and complete list of all Transferred Contracts pursuant to which Seller or any of its Subsidiaries is obligated to provide support, maintenance or other services to third parties following the date of this Agreement, together with the amounts of prepaid fees that are associated with the executory support, maintenance and other service obligations under such Transferred Contracts and the portion of such fees attributable to obligations to be performed subsequent to the date hereof (each, a "Prepaid Service
                                                        ---------------
Payment"). Each Prepaid Service Payment is as reflected in the Books and
-------
Records.

     5.8  No Liquidation, Insolvency, Winding-Up.
          --------------------------------------

               (a) Except as contemplated by this Agreement, no order has been made or petition presented, or resolution passed by the board of directors or stockholders of Seller for the dissolution or winding-up of Seller and there is not outstanding:

                    (i)  any petition or order for the winding-up of Seller;

                    (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Seller;

                    (iii)  any petition or order for administration of Seller;

                    (iv) any voluntary arrangement between Seller and any of its creditors;

                    (v) any assignment for the benefit of Seller's creditors or similar creditor arrangement or remedy;

                    (vi) any voluntary petition, involuntary petition or order for relief with respect to the Seller under the Bankruptcy Code, 11 U.S.C.
section 101, et. seq.;

                    (vii) any distress or execution or other process levied in respect of Seller which remains undischarged; and

                    (viii) any unfulfilled or unsatisfied judgment or court order against Seller.

               (b) Seller is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means either of the following:

                    (i) at fair valuations, the sum of Seller's debts and other liabilities, including, without limitation, contingent liabilities, is greater than all of Seller's assets, provided that (A) such assets are not to include any rights of Seller or any successor to Seller under any fraudulent transfer, preference or similar theories to recover Seller's property that was transferred, concealed or removed, and (B) the valuation of such assets is to assume that the Closing occurs, but otherwise is to be based on liquidation values of any assets not being sold to Buyer under this Agreement (assuming a liquidation within 120 days following the Closing), and

                    (ii) Seller is not generally paying its debts as they come due (within the meaning of Section 3439 of the California Civil Code).

               (c) Upon occurrence of the transfers of property from Seller to Buyer under this Agreement, Seller will have adequate capital for any business or transaction in which Seller is or will be engaged.

               (d) Seller has not incurred, does not intend to incur, and does not reasonably believe it will incur debts beyond its ability to pay as such debts mature or become due.

               (e) Seller intends to and will wind-up its business operations in accordance with applicable law as soon as reasonably practicable after the Closing consistent with this Agreement and in a manner providing for full payment to or adequate provision for all creditors. The parties agree that notwithstanding anything to the contrary herein, the Dissolution (as defined herein) shall not mandate that Seller effect the dissolution of its corporate entity in accordance with Delaware law except to the extent that the failure to do so would have a Material Adverse Effect or would materially adversely impact Parent or Buyer.

     5.9  Restrictions on Business Activities. There is no agreement (not to
          -----------------------------------
compete or otherwise), commitment, judgment, injunction, order or decree to which Seller or any of its Subsidiaries is a party which has or could reasonably have the effect of prohibiting the transactions contemplated by this Agreement, or which could reasonably have a Material Adverse Effect.

     5.10 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Seller does not own any real property.

          (b) Seller has good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, all of the Acquired Assets, free and clear of any Liens.

          (c) None of the Subsidiaries of Seller has, or will as of the Closing Date have, any right, title or interest in, or to any of the Acquired Assets or any of the Transferred Contracts.

     5.11 Intellectual Property.
          ---------------------

          (a) Section 5.11(a) of the Seller Disclosure Schedule lists all
              ---------------
Registered Intellectual Property Rights included among the Transferred Intellectual Property Rights. All such Registered Intellectual Property Rights are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use), are valid (except with respect to pending applications for any patents, trademarks, or other forms of intellectual property, as to which no representation or warranty concerning validity is made) and subsisting, and are not subject to any unpaid maintenance fees or taxes or actions. All such Registered Intellectual Property Rights have been assigned to Seller and such assignments have been properly recorded prior to the Closing. There are no pending proceedings or actions before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any such Registered Intellectual Property Rights.

          (b) Each item of Transferred Intellectual Property Rights embodied in or relating to the Transferred Technology is free and clear of any Liens.

          (c) To the extent that any Transferred Intellectual Property Rights embodied in or relating to the Transferred Technology were originally owned or created by or for any third party, including any contractor or employee of Seller and any predecessor of Seller: (i) Seller has a written agreement with such third party or parties with respect thereto, pursuant to which Seller has obtained complete, unencumbered and unrestricted ownership and is the exclusive owner of, all such Transferred Intellectual Property Rights by valid assignment or otherwise; and (ii) the assignment by Seller to Buyer hereunder of such Transferred Intellectual Property Rights will not violate such third party agreements.

          (d) Seller has not transferred ownership of, or granted any license of or right to use that is in effect as of the date hereof, or authorized the retention of any rights to use, any Transferred Intellectual Property Right embodied in or relating to the Transferred Technology to any other Person, except for non-exclusive Object Code end-user licenses, and non-exclusive end-user licenses to immaterial portions of the Source Code, granted to customers in the ordinary course of business.

          (e) The T ransferred Technology delivered to Buyer under this Agreement includes all Source Code, tools, and other Software used by Seller to, or necessary to, build, modify, debug and operate the current versions or releases of the Products in substantially the same manner as Seller did so prior to the date of this Agreement, except for those items licensed to Seller under the Excluded Contracts and the Non-Transferred Licenses which Seller is prohibited from providing to Buyer under the Excluded Contracts or the Non-Transferred Licenses. The Acquired Assets and the Licensed Intellectual Property, along with the Intellectual Property Rights licensed under the Excluded Contracts or the Non-Transferred Licenses, are sufficient to make, use, sell, license, distribute and market the current version or release of the Products in substantially the same manner as Seller did so prior to the date of this Agreement without infringing or misappropriating any other Person's Intellectual Property Rights. Seller has the right to deliver all Software and other materials and information delivered to Buyer under this Agreement without infringing or misappropriating any other Person's Intellectual Property Rights.

          (f) Seller hereby represents and warrants to Parent and Buyer, only as of the Closing Date, that Section 5.11(f) of the Seller Disclosure Schedule to
                          ---------------
be delivered pursuant to Section 7.2(h) will list all Third Party Software in
                         --------------
the Transferred Technology.

          (g) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of the Transferred Technology.

          (h) To the knowledge of Seller, the making, using, selling, licensing and distribution of the current version or release of the Products by Seller does not (i) infringe or misappropriate the Intellectual Property Rights of any Person, or (ii) constitute unfair competition or trade practices under the laws of any jurisdiction. Seller has not received written notice from any Person claiming that the making, using, selling, licensing or distribution of the current versions or releases of the Products infringes or misappropriates the Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (i) There are no Contracts between Seller and any other Person with respect to the Acquired Assets, including the Transferred Intellectual Property Rights, under which there is any pending dispute or (to Seller's knowledge) threatened dispute regarding the scope of such Contract or performance under such Contract.

          (j) To the knowledge of Seller, no Person is infringing or misappropriating the Transferred Intellectual Property Rights embodied in or relating to the Transferred Technology.

          (k) Seller has taken all reasonable steps that are required to protect its rights in the Trade Secrets associated with or related to the Transferred Technology, and Seller has taken reasonable steps to prevent misappropriation of any Trade Secrets of any third party.

          (l) Except as set forth in Section 5.11(l) of the Disclosure Schedule,
                                     ---------------
no third party possesses any copy of any Source Code for the Kernel for any Product. In addition, no third party possesses any copy of any other Source Code for any Product, other than portions of the Source Code the use of which by any other Person would not have a Material Adverse Effect.

          (m) There is no Third Party Software incorporated in the Kernel for the current version of any Product.

          (n) Seller has and enforces a policy requiring each employee and consultant of Seller to execute a proprietary rights and confidentiality agreement substantially in a form that Seller has delivered to Buyer, and all current and former employees and consultants of Seller or any of its Subsidiaries who have created or modified in any material respect any of the Transferred Technology have executed such an agreement, except where the failure to have obtained such an agreement would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (o) No Transferred Intellectual Property Rights embodied in or relating to the Transferred Technology are subject to any proceeding or outstanding decree, order, judgment, or stipulation that restricts the use, transfer or licensing thereof or may affect the validity, use, or enforceability thereof.

          (p) To the extent that Seller has distributed or licensed any Product to an end user pursuant to any form of encryption key, no third party has had access to any such keys enabling disclosure of such keys to a third party.

     5.12  Litigation. There is no action, suit, claim, proceeding or
           ----------
investigation of any nature pending or (to the knowledge of Seller) threatened relating to the Products, the Acquired Assets or the Designated Employees as of the date of this Agreement. To the knowledge of Seller, there is no investigation or other proceeding pending or threatened relating to the Acquired Assets or the Designated Employees by or before any Governmental Entity as of the date of this Agreement. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Seller or any of its Subsidiaries under any foreign, federal, state or local law that would reasonably have a Material Adverse Effect.

     5.13 Brokers' or Finders' Fees. Except as set forth in Section 5.13 of the
          -------------------------                         ------------
Seller Disclosure Schedule, Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.14 Tax Matters.
          -----------

          (a) Tax Returns and Audits.
              ----------------------

                    (i) To the extent failure to do so could reasonably have a Material Adverse Effect or would materially adversely impact Parent or Buyer, Seller and each of its Subsidiaries has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to
          -------
Seller, its Subsidiaries or the operations of Seller and its Subsidiaries and such Returns are true and correct and have been completed, in all material respects, in accordance with applicable law.

                    (ii) To the extent failure to do so could reasonably have a Material Adverse Effect or would materially adversely impact Parent or Buyer, Seller and each of its Subsidiaries (A) has paid all Taxes shown to be due on such returns and (B) has withheld with respect to its employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.

                    (iii) To the extent failure to do so could reasonably have a Material Adverse Effect or would materially adversely impact Parent or Buyer, neither Seller nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Seller, nor has Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of Seller or any of its Subsidiaries is presently in progress, nor has Seller or any of its Subsidiaries been notified in writing of any request for such an audit or other examination pursuant to which an assessment could reasonably have a Material Adverse Effect or would materially adversely impact Parent or Buyer.

                    (v) Seller is not aware of, and knows no factual basis for the assertion of any material claim for Taxes for which Buyer would become liable as a result of the transactions contemplated by this Agreement and the Collateral Agreements.

     5.15 Power of Attorney. There are no outstanding powers of attorney
          -----------------
executed on behalf of Seller in respect of the Acquired Assets except as granted to Buyer hereunder.

     5.16 Compliance with Laws. Seller and each of its Subsidiaries have
          --------------------
complied with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the sale and distribution of the Products, or otherwise with respect to the Acquired Assets, except for any non-compliance or violations the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     5.17 Product Warranties. Except for any of the following the existence of
          ------------------
which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Product manufactured, sold, leased, licensed or delivered by Seller has been done so in conformity with all applicable contractual commitments and all express and implied warranties, and
(ii) Seller has no liability for replacement or repair thereof or other damages in connection therewith.

     5.18  Employee Matters.
           ----------------

           (a) Pension Plan. Seller has never maintained, established,
               ------------
sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

           (b) Scheduled Employees. Concurrent with the execution of this
               ----------------------
Agreement, Seller has delivered to Buyer a written statement that contains the names of individuals (including dependents) (i) currently receiving COBRA continuation coverage under any heath plan of Seller, (ii) terminated within 115 days prior to the execution date of this Agreement, (iii) employed by Seller as of the date immediately preceding the execution date of this Agreement and who will be terminated in connection with the acquisition, and (iv) who are Designated Employees.

           (c) Multiemployer and Multiple Employer Plans. At no time has Seller
               -----------------------------------------
contributed to or been obligated to contribute to any Multiemployer Plan. Seller has never maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

           (d) No Post-Employment Obligations. Except as set forth in Section
               ------------------------------
5.18(d) of the Seller Disclosure Schedule, no Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute.

           (e) Effect of Transaction.
               ---------------------

                    (i) Except as set forth on Section 5.18(e) of the Seller
                                               ---------------
Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan or Employment Agreement that will or would reasonably result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

           (f) Health Care Compliance. Neither Seller nor any ERISA Affiliate is
               ----------------------
in violation, in any material respect, of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

          (g)  Employment Matters. Seller: (i) is in compliance in all respects
               ------------------
with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (h)  Labor. No work stoppage or labor strike against Seller is pending
               -----
or, to the knowledge of Seller, threatened involving any of the Designated Employees. Seller does not know of any activities or proceedings of any labor union to organize any of the Designated Employees. Except as set forth in
Section 5.18(h) of the Seller Disclosure Schedule, there are no actions, suits,
---------------
claims, labor disputes or grievances pending, or, to the knowledge of Seller, threatened relating to any labor, safety or discrimination matters involving any Designated Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Seller. Except as set forth in Section 5.18(h) of the Seller Disclosure Schedule, Seller
                       ---------------
is not a party to, or bound by, any collective bargaining agreement or union contract with respect to any of the Designated Employees and no collective bargaining agreement is currently being negotiated by Seller.

     5.19  International Employee Plan. Seller does not now, nor has it in the
           ---------------------------
last two years had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

     5.20  Business Changes. From June 30, 2001 through the date of this
           ----------------
Agreement, except as otherwise contemplated by this Agreement, or as set forth in Section 5.20 of the Seller Disclosure Schedule:
   ------------

           (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, operations, obligations or liabilities of Seller which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect.

           (b) Seller has not mortgaged, pledged, or otherwise encumbered any of the Acquired Assets.

           (c) Seller has not sold, assigned, licensed, leased, transferred or conveyed, or committed itself to sell, assign, license, lease, transfer or convey, any of the Acquired Assets except for non-exclusive licenses entered into in the ordinary course of business.

           (d) There has been no destruction of, damage to or loss of any of the Acquired Assets.

           (e) There has been no notice of any claim or potential claim of ownership by any Person other than Seller or its Subsidiaries of the Transferred Technology, the Transferred Intellectual Property Rights, the Licensed Intellectual Property Rights, or the Licensed Technology or of infringement by Buyer or its Subsidiaries of any other Person's Intellectual Property Rights.

           (f) There has been no dispute, proceeding, litigation, arbitration or mediation pending or (to the knowledge of Seller) threatened against Seller or any of its Subsidiaries related to the Acquired Assets.

           (g) There has been no event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect.

           (h) There has been no agreement by Seller or any of its Subsidiaries or any employees, agents or affiliates of Seller or its Subsidiaries to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Parent and Buyer and their representatives regarding the transactions contemplated by this Agreement).

                                   ARTICLE 6
                                   ---------

              REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER
              --------------------------------------------------

     Except as disclosed in the Disclosure Schedule delivered to Seller on the date hereof (the "Parent Disclosure Schedule"), Parent and Buyer hereby jointly
                  --------------------------
and severally represent and warrant to Seller as follows:

     6.1  Organization, Good Standing and Qualification. Each of Parent and
          ---------------------------------------------
Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Buyer is a wholly owned Subsidiary of El Camino Acquisition Corporation, which is in turn a wholly owned Subsidiary of Parent.

     6.2  Authority. Each of Parent and Buyer has all requisite corporate power
          ---------
and authority to enter into this Agreement and the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Buyer. This Agreement and the Collateral Agreements have been duly executed and delivered by Parent and Buyer and constitute the valid and binding obligations of Parent and Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the rules of law governing specific performance, injunctive relief or other equitable remedies.

     6.3  No Conflict. Neither the execution and delivery of this Agreement and
          -----------
the Collateral Agreements, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both) (i) any provision of the certificate of incorporation, as amended, and bylaws, as amended, of Parent or Buyer, (ii) any Contract to which Parent or Buyer or any of their respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Exchange Act, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Buyer or their respective properties or assets, except in each case where such conflict, violation or default will not have a material adverse effect on Parent or Buyer or will not affect the legality, validity or enforceability of this Agreement or the Collateral Agreements.

     6.4  SEC Filings. Parent has delivered or made available to Seller (through
          -----------
reference to documents filed by EDGAR or otherwise) accurate and complete copies of all forms, reports and documents filed by Parent with the SEC since March 2, 2000 (the "Parent SEC Reports"), which are all the forms, reports and documents
           ------------------
required to be filed by Parent with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     6.5  Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Buyer in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a material adverse effect on Parent or Buyer.

     6.6  Brokers' and Finders' Fees. Neither Parent nor Buyer has incurred, nor
          --------------------------
will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 7
                                   ---------

                           COVENANTS AND AGREEMENTS
                           ------------------------


     7.1  Access. During the period commencing on the date of this Agreement and
          ------
continuing through the earlier of the Closing Date or the termination of this Agreement, Seller, upon reasonable prior notice from Parent or Buyer to Seller, and subject to the Confidentiality Agreement, will (a) afford to Buyer and its representatives, at reasonable times during normal business hours, reasonable access to the appropriate members of Seller's personnel, Seller's professional advisors, and Seller's properties, and (b) furnish Buyer and its representatives with reasonable access to or copies of Transferred Contracts, relevant Books and Records, and other existing documents and data related to the Acquired Assets as Buyer may reasonably request (including to enable Buyer to assess

Seller's compliance with its obligations under this Agreement). Except as otherwise provided herein, no information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify
                               -----------
any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

     7.2  Pre-Closing Activities of Seller. Between the date of this Agreement
          --------------------------------
and the earlier of the Closing Date or the termination of this Agreement, unless otherwise agreed in writing by Parent or Buyer, Seller will:

               (a) conduct its business (as it relates to the Acquired Assets) in a commercially reasonable manner;

               (b) pay its debts and Taxes when due, where failure to pay when due would be reasonably likely to have a Material Adverse Effect;

               (c) pay or perform other obligations related to the Acquired Assets, where failure to pay or perform would be reasonably likely to have a Material Adverse Effect;

               (d) use commercially reasonable, good faith efforts to maintain its relations and goodwill with suppliers, customers, distributors, licensors, licensees, landlords, trade creditors, employees, agents and others having business relationships with Seller relating to the Acquired Assets to the extent Seller knows or has reason to believe that Buyer intends to have business relations with such parties with respect to the Acquired Assets following the Closing;

               (e) keep Buyer reasonably informed concerning material business or operational matters relating to the Acquired Assets;

               (f) use commercially reasonable, good faith efforts to maintain the Acquired Assets in their current condition, ordinary wear and tear excepted;

               (g) use commercially reasonable efforts to identify and notify Buyer of material Sublicensing Requirements and, upon receipt of Buyer's written authorization to do so, comply with the Sublicensing Requirements for the Licensed Intellectual Property specified in Buyer's authorization to the extent provided in Section 4.1; provided, however, that, with respect to those
            -----------
Sublicensing Restrictions that require the consent, approval or other action of any third party, Seller shall only be required to use commercially reasonable efforts to comply with such Sublicensing Restrictions; and

               (h)  complete and deliver to Buyer and Parent Section 5.11(f) of
                                                             --------------
the Seller Disclosure Schedule on or before the Closing Date.

     7.3  Conduct Prior to Closing. Except as otherwise expressly permitted by
          ------------------------
this Agreement, between the date of this Agreement and the earlier of (i) the Closing Date and (ii) the termination of this Agreement, Seller will not take any action as a result of which any of the changes or events described in
Section 5.20 of this Agreement would likely or foreseeably occur. In addition,
------------
between
the date of this Agreement and the earlier of (i) the Closing Date and (ii) the termination of this Agreement, Seller will not, without the prior written consent of Parent or Buyer, which consent shall not be unreasonably withheld:

               (a) take any action to materially impair, encumber, or create a Lien against the Acquired Assets;

               (b) except to comply with existing contractual obligations or commitments or with respect to non-exclusive licenses entered into in the ordinary course of business consistent with past practice, buy, or enter into any inbound license agreement with respect to, Third Party Technology or the Intellectual Property Rights of any third party to be incorporated in or used in connection with the Products or sell, lease or otherwise transfer or dispose of, or enter into any outbound license agreement with respect to, any of the Acquired Assets with any third party;

               (c) except to comply with existing contractual obligations or commitments or with respect to non-exclusive licenses entered into in the ordinary course of business consistent with past practice, enter into any Contract relating to (i) the sale or distribution of any Product, (ii) any of the Acquired Assets, or (iii) any Licensed Intellectual Property (subject to
Section 7.2(g) above);
--------------

               (d) change pricing or royalties charged to customers or licensees of the Acquired Assets;

               (e) enter into any strategic arrangement or relationship, development or joint marketing arrangement or agreement relating to the Acquired Assets;
               (f) fire, or give notice of termination to, any Designated Employee, except as permitted under the terms of that certain Funding Agreement between Buyer and Seller of even date herewith (the "Funding Agreement");
                                                     -----------------

               (g) amend or modify, except to the extent required by the terms thereof, or violate the terms of, any of the Transferred Contracts;

               (h) adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in each case where such action would reasonably have a Material Adverse Effect; and

               (i) agree in writing or otherwise to take any of the actions described in Sections 7.3(a) through (h) above.
             ---------------         ---

          7.4  Confidentiality. Each of the parties hereto hereby agrees that
               ---------------
the information obtained in any investigation pursuant to Section 7.1, or
                                                          -----------
pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Nondisclosure Agreement between Parent and Seller dated June 22, 2000, as amended by Amendment Number 1 to such agreement dated June 21, 2001.

          7.5  Use of Confidential Information. Notwithstanding anything to the
               -------------------------------
contrary contained herein or in any other agreement of Seller, including any agreement between Seller and any employee of Seller, after the Closing, Buyer shall have the unrestricted, sublicensable and transferable right, and Seller hereby consents to such rights of Buyer, to use, disclose and exploit in any manner and without restriction any and all confidential information embodied in any of the Acquired Assets. To the extent that any Designated Employee may be bound by any agreement or policy of Seller or any of its Subsidiaries that would in any way limit or restrict the rights of Buyer to such confidential information hereunder, Seller shall not assert, enforce or otherwise exercise its rights under such agreement or policy against any Designated Employee or Buyer.

          7.6  Seller Intellectual Property Covenants. After the Closing, Seller
               --------------------------------------
shall not: (i) transfer or license any Intellectual Property Rights to any third party; (ii) use, exercise or otherwise exploit any Transferred Technology; or
(iii) disclose any Trade Secrets related to the Transferred Intellectual Property Rights to any third party. Prior to the Closing, at Seller's request Seller and Parent shall enter into an escrow agreement with a third party escrow agent (the "Escrow Agreement") which shall provide that: (1) Seller shall
            ----------------
deposit, with such escrow agent, prior to the Closing, a copy of the Source Code for the Products (including prior versions thereof) and related materials or information (the "Escrowed Materials") which Seller reasonably expects could be
                  ------------------
necessary for the prosecution or defense of claims or causes of action by or against Seller for violations of (or that otherwise arise under) the antitrust laws of any jurisdiction, and (2) Seller shall have the right to obtain from such escrow agent a copy of the Escrowed Materials that are reasonably necessary for the prosecution or defense of any such antitrust claim or cause of action by or against Seller, provided that Seller first obtains certain protective orders or other reasonable confidentiality protections as set forth in the Escrow Agreement, and provided further that Seller shall have the right to use such materials only in connection with such specific claim or cause of action, and shall return to the escrow agent or destroy such materials upon the final resolution (including through any appeals) of such claim or cause of action. Except with respect to Escrowed Materials released to Seller as described above, after the Closing, upon written notice from Buyer, Seller shall destroy all copies of Source Code in Seller's possession or control relating to the current version and all prior versions of the Product and all copies in Seller's possession or control of specifications, documentation, and other materials and information relating thereto.

          7.7  Covenant Not to Compete or Solicit.
               ----------------------------------

                    (a) Subject to the Closing, and without limiting Seller's ability to prosecute antitrust claims against third parties, beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date (the "Non-Competition Period"), Seller shall not directly or indirectly (other than
 ----------------------
on behalf of Buyer), without the prior written consent of Parent or Buyer, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below). For all purposes hereof, the term "Competitive Business Activity" shall mean: (i) engaging in, managing or
 -----------------------------
directing persons engaged in any business in competition with Parent's Platform Business; (ii) acquiring or having an ownership interest in any entity which derives revenues from any business in competition with Parent's Platform Business (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act, or Section 12 of the Exchange Act); or (iii) participating in the operation, management or control of any firm, partnership, corporation, entity or business described in clause (ii) of this sentence. For all purposes hereof, the term "Restricted Territory" shall mean each and every country, province, state, city
 --------------------
or other political subdivision of the world including those in which Parent is currently engaged in business or otherwise distributes, licenses or sells products.

               (b) Subject to the Closing, and beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, Seller shall not solicit, encourage or take any other action which is intended to induce or encourage or could reasonably be expected to have the effect of inducing or encouraging, any employee of Parent or any Subsidiary of Parent or any Continuing Employee to terminate his or her employment with Parent or any Subsidiary of Parent; provided, however, that any general solicitation of employees not specifically targeted to employees of Parent or any Subsidiary of Parent or any Continuing Employee shall not be deemed a violation of this
Section 7.7(b).
--------------

               (c)  The covenants contained in Section 7.7(a) shall be construed
                                               --------------
as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 7.7(a). If, in any judicial
                                   --------------
proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7.7(a) are deemed to exceed the time, geographic or
                   --------------
scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

               (d) Seller acknowledges (without in any way representing to Parent or Buyer any of the following) that (i) the value of the Acquired Assets is an integral component of the value to Buyer of the transactions contemplated by this Agreement and is reflected in the value of the Stock Consideration to be received by Seller, and (ii) Seller's agreement as set forth in Sections 7.7(a)
                                                                ---------------
and 7.7(b) is necessary to preserve the value of the Acquired Assets for Buyer
    ------
following the Closing. Seller also acknowledges that the limitations of time, geography and scope of activity agreed to in Section 7.7(a) are reasonable
                                             --------------
because, among other things, (A) Seller has had unique access to the Trade Secrets and know-how relating to the Acquired Assets, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) relating to the Acquired Assets, and (B) Seller is receiving significant consideration in connection with the consummation of the transactions contemplated by this Agreement.

               (e) The parties agree that in the event of a breach or threatened breach by Seller of any of the covenants set forth in Sections 7.7(a)
                                                                 ---------------
and 7.7(b), monetary damages alone would be inadequate to fully protect Buyer
    ------
from, and compensate Buyer for, the harm caused by such breach or threatened breach. Accordingly, Seller agrees that if it breaches or threatens breach of any provision of Sections 7.7(a) and 7.7(b), Buyer shall be entitled to, in
                 ---------------     ------
addition to any other right or remedy otherwise available, the right to seek injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of Sections 7.7(a) and
                                                            ---------------
7.7(b), and Buyer shall not be required to post a bond in connection with, or as
------
a condition to, obtaining such relief before a court of competent jurisdiction.

          7.8  No Solicitation.
               ---------------

                    (a) From and after the date of this Agreement until the earlier of (i) the Closing Date and (ii) termination of this Agreement pursuant to ARTICLE 10, neither Seller nor any of its Subsidiaries will, nor will they
   ----------
authorize or permit any of their officers, directors or affiliates to, nor will they authorize or knowingly permit any of their employees or any investment banker, attorney or other advisor or representative retained by them to, directly or indirectly, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) engage or participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or knowingly take any other action to facilitate or that could reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal other than in compliance with Section
                                                                 -------
7.17(c), or (iv) enter into any letter of intent or similar document or any
-------      ---
contract agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that nothing contained in this
Section 7.8 shall prohibit the Board of Directors of Seller from (i) in response
-----------
to a bona fide written Acquisition Proposal for a Qualifying Acquisition Transaction not solicited by Seller in violation of this Section 7.8(a) that the
                                                         --------------
Board of Directors of Seller has in good faith concluded (based on, among other things, the advice of a financial advisor of nationally recognized reputation), is reasonably likely to lead to a Superior Offer, furnishing nonpublic information to the party making such Acquisition Proposal, and submitting to the party making such Acquisition Proposal written questions, the sole purpose of which is to elicit clarifications as to the material terms of such Acquisition Proposal so as to enable the Board of Directors of Seller to make a determination whether to construe such Acquisition Proposal as a Superior Offer, to the extent that (A) the Board of Directors of Seller concludes in good faith, after consultation with its outside counsel, that its fiduciary obligations under applicable law require it to do so, (B) (x) concurrently with furnishing any such nonpublic information to, or written questions to such party, Seller gives Buyer written notice of Seller's intention to furnish nonpublic information, or written questions to such party and (y) Seller receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party on behalf of Seller, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement, and (C) contemporaneously with furnishing any such nonpublic information to such party, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Seller to Buyer) and
(ii) in response to a bona fide written Acquisition Proposal not solicited by Seller in violation of this Section 7.8(a) that constitutes a Superior Offer,
                            --------------
engaging in negotiations with the party making such Acquisition Proposal to the extent that (A) the Board of Directors of Seller concludes in good faith, after consultation with its outside counsel, that its fiduciary obligations under applicable law require it to do so, (B) (x) concurrently with entering into negotiations with such party, Seller gives Buyer written notice of Seller's intention to enter into negotiations with such party and (y) Seller receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party on behalf of Seller, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement. Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Seller shall be deemed to be a breach of this Section 7.8 by Seller.
                       -----------

          (b)  For purposes of this Agreement, "Acquisition Proposal" shall mean
                                                --------------------
any offer or proposal (other than an offer or proposal by Parent or Buyer) relating to any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related
 -----------------------
transactions involving: (i) any purchase from Seller or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Seller or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under
Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Seller or any merger, consolidation, business combination or similar transaction involving Seller; or (ii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than non-exclusive licenses in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Seller or of any of the Acquired Assets, except for an immaterial (individually or in the aggregate) portion of such Acquired Assets. In addition, for the purposes of this Agreement "Qualifying Acquisition Transaction" shall
                                    ----------------------------------
mean any Acquisition Transaction pursuant to which (i) the stockholders of Seller immediately preceding such Acquisition Transaction would immediately following such Acquisition Transaction hold less than fifty percent (50%) of the aggregate equity interests in the Seller (or if the Seller does not survive such Acquisition Transaction, in the surviving or resulting entity); or (ii) Seller would sell all or substantially all of its assets.


          (c)  In addition to the obligations of Seller set forth in paragraph
(a) of this Section 7.8, Seller as promptly as practicable after learning of any
            -----------
of the following matters shall advise Buyer in writing of any Acquisition Proposal or any request for non-public information or inquiry which Seller reasonably believes would lead to an Acquisition Proposal or to any Acquisition Transaction the material terms and conditions of such, Acquisition Proposal, or request inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Seller will keep Buyer informed as promptly as practicable after learning of any of the following matters in all material respects of the status and details (including material amendments or proposed material amendments) of any such request, Acquisition Proposal or inquiry.

     7.9  Notification of Certain Matters.
          -------------------------------

               (a) Seller shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any material respect at the Closing, and (ii) any failure of Seller to comply with or satisfy in any material respect any covenant or agreement required to be complied with or satisfied by it hereunder, in either case such that the conditions set forth in Section 8.2(a) might
                                                     --------------
reasonably not be satisfied by the End Date; provided, however, that the delivery of any notice pursuant to this Section 7.9(a) shall not (a) limit or
                                        --------------
otherwise affect any remedies available to the party receiving such notice or
(b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by Seller pursuant to this Section 7.9(a), however, shall be deemed
                                      --------------
to amend or supplement the Seller Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant by Seller hereunder.


          (b) Parent or Buyer shall give prompt notice to Seller of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent or Buyer contained in this Agreement to be untrue or inaccurate in any material respect at the Closing, and (ii) any failure of Parent or Buyer to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it hereunder, in either case such that the conditions set forth in Section 8.3(a) might reasonably not be satisfied by the
                        --------------
End Date; provided, however, that the delivery of any notice pursuant to this
Section 7.9(b) shall not (a) limit or otherwise affect any remedies available to
--------------
Seller, or (b) constitute an acknowledgment or admission by Parent or Buyer of a breach of this Agreement. No disclosure by Parent or Buyer pursuant to this
Section 7.9(b), however, shall be deemed to amend or supplement the Buyer
--------------
Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant by Parent or Buyer hereunder.

     7.10  New Employment Arrangements. Parent has offered each person who is a
           ---------------------------
Designated Employee "at-will" employment with Parent, to be effective as of the Closing Date, subject to proof evidencing a legal right to work in his or her country of current employment. Such "at-will" employment arrangements have been set forth in offer letters based on Parent's standard form delivered to the Designated Employees prior to the date hereof (each, an "Offer Letter"), copies
                                                         ------------
of which have been provided to Seller. At least seven of the Key Employees are executing an Offer Letter prior to or concurrent with the execution of this Agreement, which Offer Letters shall be effective as of the Closing Date. Each employee of Seller who becomes an employee of Parent after the Closing Date shall be referred to hereafter as a "Continuing Employee." Continuing Employees
                                     -------------------
shall be eligible to receive benefits consistent with Parent's standard human resources policies. In furtherance of the foregoing, at the Closing Seller shall terminate all employment agreements and other arrangements with any Continuing Employees who have accepted employment with Parent, and waive any non-competition agreements and any duty of confidentiality owed to Seller by any such Continuing Employee, effective as of the Closing Date.

     7.11  Public Disclosure. Except as may be required by law or any listing
           -----------------
agreement with a national securities exchange, no party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld. Immediately following the execution of this Agreement, each of Parent and Seller shall issue a press release announcing the execution of this Agreement and the transactions contemplated hereby, and each of Parent and Seller shall be entitled, in its discretion, to file a current report with the SEC disclosing the foregoing matters.

     7.12  Consents. Seller shall use commercially reasonable efforts to obtain
           --------
the consents, waivers and approvals under any of the Transferred Contracts or under any contractual restrictions relating to the Tangible Assets that are necessary to permit the transfer of such Transferred Contracts or Tangible Assets to Buyer as may be required in connection with this Agreement, as well as any consents that may be necessary to permit the transfer to Buyer of any Supplemental Transferred Contracts. Buyer shall reasonably cooperate in Seller's efforts to obtain such consents, waivers and approvals.

     7.13  COBRA Continuation Coverage. Seller agrees and acknowledges that the
           ---------------------------
selling group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(a)) of which it is a part (the "Selling Group") will continue to offer a group
                            -------------
health plan to employees of Seller after the Closing Date and, accordingly, that Seller and the Selling Group shall be solely responsible for providing continuation coverage under COBRA to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the "M&A Qualified Beneficiaries"). Seller further agrees and acknowledges that
     ---------------------------
in the event that the Selling Group ceases to provide any group health plan to any employee prior to the expiration of the continuation coverage period for all M&A Qualified Beneficiaries (pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c)), then Seller shall provide Buyer with (i) written notice of such cessation as far in advance of such cessation as is reasonably practicable (and, in any event, at least thirty (30) days prior to such cessation), and (ii) all information necessary or appropriate for Purchaser to offer continuation coverage to such M&A Qualified Beneficiaries.

     7.14  Prepaid Service Payment Update. Seller shall prepare and deliver, at
           ------------------------------
least three (3) business days prior to the Closing Date, an updated Section 5.7
                                                                    -----------
of the Seller Disclosure Schedule estimated as of the Closing Date (the "Prepaid
                                                                         -------
Service Payment Update"), including an update to each Prepaid Service Payment
----------------------
contained thereon, that has been prepared on a basis consistent with Section 5.7
                                                                     -----------
of the Seller Disclosure Schedule delivered on the date of this Agreement.

     7.15  Exemption from Registration or Registration Statement.
           -----------------------------------------------------

          (a) As promptly as practicable after the execution of this Agreement, Parent shall apply to the California Commissioner of Corporations for a permit (the "Permit"), which may be issued after a public hearing on the fairness of
      ------
the terms and conditions of the transactions contemplated by this Agreement (the "Fairness Hearing") in order to issue the Stock Consideration to Seller pursuant
 ----------------
to an exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof (the "3(a)(10) Exemption"). With the
                                           ------------------
cooperation and assistance of Seller where necessary or appropriate, Parent shall prepare and file with the California Commissioner of Corporations an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended, and related materials required to be filed in connection with such Application (collectively, the "Hearing Documents"). Parent and Seller will thereafter endeavor in good faith
 -----------------
to obtain a finding of fairness and the
issuance of a Permit to such effect by the California Commissioner of Corporations as a result of such hearing, and all parties hereto shall proceed expeditiously and cooperate fully in making available all information necessary to complete the Permit application and to participate as may be necessary or appropriate at the Fairness Hearing. In the event that, within five (5) business days following the Fairness Hearing, Parent shall not have received a favorable determination in such Fairness Hearing and a Permit covering the Stock Consideration to be issued in the transactions contemplated by this Agreement such that the issuance qualifies for exemption under the 3(a)(10) Exemption, (i) Parent shall issue the Stock Consideration hereunder pursuant to the Resale Registration Statement as provided in Section 7.15(b), (ii) the parties shall
                                      ---------------
comply with Section 7.15(b) and (iii) Parent shall use commercially reasonable
            ---------------
efforts to seek a waiver from Foothill Capital Corporation to enable Parent to make the Cash Loan in accordance with Section 7.15(c)(the "Waiver").
                                                           ------

          (b) In the event that, within five (5) business days following the Fairness Hearing, Parent shall not have received a favorable determination in such Fairness Hearing and a Permit covering all of the Stock Consideration to be issued in the transactions contemplated by this Agreement such that the issuance qualifies for exemption under the 3(a)(10) Exemption, Parent shall, at Parent's own expense, file with the SEC promptly (and in any event not more than two business days) following the Closing, a resale registration statement on Form S-3 (the "Resale Registration Statement") under the Securities Act to provide
          -----------------------------
for the resale by Seller of such number of shares of Parent's common stock as may be required to be issued to Seller in accordance with the last sentence of this clause (b), and will use commercially reasonable efforts to cause such Resale Registration Statement to become effective as promptly as reasonably practicable thereafter; provided, however, that Parent will not be required to cause such Resale Registration Statement to become effective until at least one
(1) Business Day after Parent publicly discloses operating results from its most recently ended fiscal quarter. Parent will use its reasonable best efforts to keep such Resale Registration Statement effective for a period of thirty (30) days after such Resale Registration Statement becomes effective; provided, however, that at any time after fifteen (15) days after the SEC shall have declared the Resale Registration Statement effective, Parent may suspend the use of the Resale Registration Statement beginning on the fifteenth (15/th/) day of the last month prior to the end of each fiscal quarter of Parent and ending one
(1) business day after Parent publicly discloses operating results from such fiscal quarter, in keeping with the black-out periods in Parent's standard stock trading policy, and during any other black-out period designated by Parent under Parent's standard stock trading policy; provided, however, that in no event shall Parent suspend the effectiveness of the Resale Registration Statement for more than 60 consecutive days. Seller shall, on or prior to the Closing Date, complete a selling stockholder questionnaire containing customary investment representations in such form as may be reasonably provided by Parent not later than the tenth (10/th/) day prior to the Closing Date. In the event that Seller shall have failed to furnish such completed questionnaire to Parent on or prior to the Closing Date, Parent will be entitled, in its reasonable discretion, to
(i) defer the filing of the Resale Registration Statement until the earlier to occur of the tenth (10/th/) day after Seller will have furnished such information or the thirtieth (30th) day after such Resale Registration Statement is otherwise required to filed pursuant to this Section 7.15(b). In the event
                                                ---------------
that Parent shall file the Resale Registration Statement, and Seller shall not have otherwise disposed of the Stock Consideration prior to the effectiveness of the Resale

Registration Statement, the Stock Consideration shall be increased or decreased so that Seller shall receive that number of shares of Parent's common stock, rounded up or down to the nearest number of whole shares (with 0.5 being rounded up) equal to the quotient determined by dividing (A) $11,000,000 minus the Adjustment Amount, by (B) the opening price of Parent's common stock as quoted on the Nasdaq National Market on the first trading day following the declaration of effectiveness of the Resale Registration Statement.

          (c) Provided that Parent obtains the Waiver, (i) if the Resale Registration Statement is not declared effective by the SEC on or prior to the 15th day after the Closing Date, Parent shall immediately make a loan to Seller of $5,500,000 in cash, and (ii) if the Resale Registration Statement is not declared effective by the SEC on or prior to the 30th day after the Closing Date, Parent shall immediately make a second loan to Seller of $5,500,000 in cash (collectively, the "Cash Loans"). The Cash Loans shall not bear any
                         ----------
interest. Repayment of each Cash Loan shall be secured by a pledge of the Stock Consideration, and Seller and Parent agree to enter into a promissory note and security agreement containing customary and reasonable terms and conditions relating to such Cash Loan. The Cash Advances shall be repayable at any time by Seller, without interest or penalty. In the event that Buyer makes the Cash Loan, Seller shall be obligated to sell the Stock Consideration promptly (but, in any event, within two business days) following the effectiveness of the Resale Registration Statement and simultaneously repay the Cash Loan with the proceeds of such sale.

          (d) In the event that Parent shall not have received a favorable determination in such Fairness Hearing and a Permit covering all of the Stock Consideration to be issued in the transactions contemplated by this Agreement such that the issuance qualifies for exemption under the 3(a)(10) Exemption, the Stock Consideration issued to Seller at Closing shall constitute "restricted securities" within the meaning of Rule 144 of the Securities Act and will be issued in a private placement transaction in reliance upon the exemption from the registration and prospectus delivery requirements of Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and pending the effectiveness of the Registration Statement, will be subject to the following legend to identify such privately placed shares as being "restricted securities" under the Securities Act, to comply with foreign, provincial, state and federal securities laws and to notice the restrictions on transfer of such shares:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES
                                   --------------
     MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM

     THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE
     SECURITIES ACT."

          (e) The information supplied by Parent and Buyer for inclusion or incorporation by reference in Hearing Documents will not, at the time of the Fairness Hearing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event that Parent is required to issue the Stock Consideration hereunder pursuant to the Resale Registration Statement, the information supplied by Seller and Parent for inclusion or incorporation by reference in the Resale Registration Statement will not, at the time the Resale Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     7.16 Proxy Statement. As promptly as practicable after the execution of
          ---------------
this Agreement, Seller will prepare and file a proxy statement (the "Proxy
                                                                     -----
Statement") with the SEC. Seller will respond to any comments of the SEC and
---------
will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the Permit is received (or the date of the Fairness Hearing if no Permit is issued at such Fairness Hearing). Seller will notify Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between Seller or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Seller will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 7.16 to comply in all
                                           ------------
material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Seller will promptly inform Buyer of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, or mailing to stockholders of Seller, such amendment or supplement.

     7.17 Meeting of Seller's Stockholders.
          --------------------------------

          (a) Seller will take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting (the "Seller Stockholders' Meeting") of Seller's stockholders to consider adoption
 -----------------------------
and approval of this Agreement and the dissolution or winding-up of Seller's business after the Closing in a manner providing for full payment to or adequate provision for creditors in advance of any distribution to Seller's stockholders (the "Dissolution") to be held as promptly as practicable, and in any event
      -----------
(to the extent permissible under applicable law) within 45 days after the receipt of the Permit (or the date of the Fairness Hearing in the event that no Permit is issued at such Fairness Hearing). Subject to Section 7.17(c), Seller
                                                       ---------------
will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Dissolution and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law in favor of such matters. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the Seller Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Seller's stockholders in advance of a vote on this Agreement and the Dissolution or, if as of the time for which Seller Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Stockholders' Meeting. Seller shall ensure that Seller Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Seller in connection with Seller Stockholders' Meeting are solicited, in compliance with the Delaware Law, Seller's certificate of incorporation and bylaws, the rules of Nasdaq and all other applicable legal requirements. Seller's obligation to call, give notice of, convene and hold the Seller Stockholders' Meeting in accordance with this Section 7.17(a) shall not
                                                     ---------------
be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Seller of any Acquisition Proposal (as defined in
Section 7.8), or by any withdrawal, amendment or modification of
-----------
the recommendation of the Board of Directors of Seller with respect to this Agreement and the Dissolution.

          (b)  Subject to Section 7.17(c): (i) the Board of Directors of Seller
               ---------------
shall recommend that Seller's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Dissolution at the Seller Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Seller has recommended that Seller's stockholders vote in favor of the adoption and approval of this Agreement and the Dissolution at Seller Stockholders' Meeting; and (iii) neither the Board of Directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the recommendation of the Board of Directors of Seller that Seller's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Dissolution.

          (c) Nothing in this Agreement shall prevent the Board of Directors of Seller from withholding, withdrawing, amending or modifying its recommendation in favor of the adoption and approval of this Agreement and the approval of the Dissolution if (i) a Superior Offer (as defined below) is made to Seller and is not withdrawn, (ii) Seller shall have provided written notice to Buyer (a "Notice of Superior Offer") advising Buyer that
                            ------------------------
Seller has received a Superior Offer, specifying the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Buyer shall not have, within five (5) business days of Buyer's receipt of the Notice of Superior Offer, made an offer that the Board of Directors of Seller by a majority vote determines in its good faith judgment (based on, among other things, the advice of a financial adviser of nationally recognized reputation) to be at least as favorable to Seller's stockholders as such Superior Offer (it being agreed that Board of Directors of Seller shall convene a meeting to consider any such offer by Buyer promptly following the receipt thereof), (iv) the Board of Directors of Seller concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Seller to comply with its fiduciary obligations to Seller's stockholders under applicable law and (v) neither Seller nor any of its representatives shall have violated any of the restrictions set forth in Section 7.8 or this Section 7.17 in
                                     -----------         ------------
connection with such Superior Offer. Seller shall provide Buyer with at least three business days' prior notice (or such lesser prior notice as provided to the members of Seller's Board of Directors) of any meeting of Seller's Board of Directors at which Seller's Board of Directors is reasonably expected to consider any Acquisition Transaction (as defined below). Nothing contained in this Section shall limit Seller's obligation to hold and convene the Seller Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Seller shall have been withdrawn, amended or modified). For purposes of this Agreement "Superior Offer" shall mean a bona fide written offer
                            --------------
not solicited by Seller in violation of Section 7.8(a) to acquire, directly or
                                        --------------
indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash or securities, either (x) a majority-in-interest of the total outstanding voting securities of Seller, if as a result of such transaction, the stockholders of Seller immediately preceding such transaction would hold less than fifty percent (50%) of the equity interest in the surviving corporation or resulting entity of such transaction or (y) all or substantially all the assets of Seller, on terms that the Board of Directors of Seller determines, in its good faith judgment (based on, among other things, the advice of a financial adviser of nationally recognized reputation) to be more favorable to Seller's stockholders than the terms of the transaction contemplated by this Agreement and is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Seller's Board of Directors to be obtained by the entity making such Acquisition Proposal on a timely basis.

          (d) Nothing contained in this Agreement shall prohibit Seller or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to a Superior Offer; provided, however, that the content of any such disclosure shall not be inconsistent with the terms of this Agreement.

     7.18 Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that no party to this Agreement shall be required to agree to any divestiture of shares of capital stock or of any business, assets or property of Buyer or its Subsidiaries or affiliates or of Seller, as the case may be, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     7.19  Change of Control Agreements. Upon the written request of Buyer,
           ----------------------------
Seller shall take commercially reasonable actions to have any Continuing Employee waive any right under any change of control agreement with Seller that, if not waived, would reasonably be expected to have the effect of providing such Continuing Employee in the future with similar rights in connection with any future change of control of Parent or Buyer.

     7.20  Post Closing Tax Covenants.
           --------------------------

           (a)  Subject to Section 7.20(c) below, Seller and its Subsidiaries
                           ---------------
will be responsible for the preparation and filing of all Tax Returns of Seller and its Subsidiaries (including Tax Returns required to be filed after the Closing Date) to the extent such Tax Returns include or relate to the use or ownership of the Acquired Assets by Seller or any of its Subsidiaries, or to sales, use and employment taxes. The Tax Returns of Seller and its Subsidiaries to the extent they relate to the Acquired Assets or to sales, use and employment taxes shall be true, complete and correct and prepared in accordance with applicable law in all material respects. Seller and its Subsidiaries will be responsible for and make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Acquired Assets or to sales, use and employment taxes.

           (b) Buyer will be responsible for the preparation and filing of all Tax Returns it is required to file with respect to Buyer's ownership or use of the Acquired Assets attributable to taxable periods (or portions thereof) commencing on or after the Closing Date. Buyer's Tax Returns, to the extent they related to the Acquired Assets, shall be true, complete and correct and prepared in accordance with applicable law in all material respects. Buyer will make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Acquired Assets.

           (c) In the case of any real or personal property taxes (or other similar Taxes) attributable to the Acquired Assets which returns cover a taxable period commencing before the Closing Date and ending thereafter, Buyer shall prepare such returns and make all payments required with respect to any such return; provided, however, Seller will promptly reimburse Buyer upon receipt of a copy of the filed Tax return to the extent any payment made by Buyer relates to that portion of the taxable period ending on or before the Closing Date which amount shall be determined and prorated on a per diem basis.

           (d)  To the extent relevant to the Acquired Assets, each party shall
(i) provide the other with such assistance as may reasonably be required in connection with the preparation of any

Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other proceeding relating to Taxes. Seller and its Subsidiaries shall retain all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment tax returns and, absent the receipt by Seller or any of its Subsidiaries of the relevant Sales Tax Certificates, shall not destroy or otherwise dispose of any such records for six (6) years after closing without the prior written consent of Buyer or Parent.

          (e) On or before September 14, 2001, Seller shall file or cause to be filed properly completed applications or other appropriate forms of request with
(i) California's Employment Development Department (or any other appropriate or analogous governmental agency) to obtain a certificate of release as authorized in, and pursuant to, California's Unemployment Insurance Code sections 1731 through and including 1734, and, to the extent available under analogous law, a certificate of release or payment pursuant to the law of Washington state (the "Employment Tax Certificates") and (ii) California's State Board of Equalization
 --------------------------
to obtain a certificate of receipt of payment of all sales and use taxes as authorized in and pursuant to California Revenue and Taxation Code sections 6811 through and including 6814 and, to the extent available under analogous law, a certificate of payment pursuant to the law of Washington state (the "Sales and
                                                                     ---------
Use Tax Certificates"). The Employment Tax Certificates and the Sales and Use
--------------------
Tax Certificates are collectively referred to as the "State Tax Certificates".

     7.21  Employee Withholding. Seller shall prepare and furnish to Continuing
           --------------------
Employees a Form W-2 which shall reflect all wages and compensation paid to Continuing Employees for that portion of the calendar year in which the Closing Date occurs during which the Continuing Employees were employed by Seller. Seller shall furnish to Parent the Forms W-4 and W-5 of each Continuing Employee. Parent shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. It is the intent of the parties hereunder that the obligations of Parent and Seller under this Section 7.21 shall be carried out in accordance with Section 5 of Revenue Procedure 96-60.

     7.22  Termination of Compaq Agreement. Prior to September 19, 2001, Seller
           -------------------------------
shall deliver a notice of termination to Compaq Computer Corporation in accordance with Section 14.1 of the Web Appliance OEM License and Distribution Agreement between Seller and Compaq. Seller shall use commercially reasonable efforts to obtain the consent of Compaq to terminate all maintenance and other obligations that continue beyond the end of the term. Buyer shall reasonably cooperate in Seller's efforts to obtain such consent.

     7.23  Additional Documents and Further Assurances. Each party hereto, at
           -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby. Without limiting the foregoing, at any time or from time to time after the Closing, at Buyer's request and expense, Seller shall at the expense of

Buyer: (i) execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation; (ii) provide such materials and information; (iii) take such other actions, as Buyer may reasonably deem necessary or desirable in order effectively to transfer, convey and assign to Buyer, to confirm Buyer's title to, all of the Acquired Assets, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Acquired Assets; and (iv) provide reasonable assistance and information in connection with the filing, prosecution and enforcement of the Transferred Intellectual Property Rights. In the event Seller is unable or unwilling to execute any document described in clause (i) above, Seller hereby appoints Buyer as its attorney-in-fact to execute such documents on its behalf. Such appointment shall be deemed a power coupled with an interest and is therefore irrevocable. Buyer shall only exercise such power if Seller fails to execute the necessary document within thirty (30) business days of Buyer's written request to do so.

     7.24  Disclosure by Seller.  None of the information supplied or to be
           --------------------
supplied by or on behalf of Seller for inclusion or incorporation by reference in the Hearing Documents or the Resale Registration Statement (each as defined in Section 7.15) will, at the time the Hearing Documents are filed with the
   ------------
California Commissioner of Corporations or at the time of the Fairness Hearing (or at the time the Resale Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Seller for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC, will, at the time the Proxy Statement is mailed to the stockholders of Seller, at the time of the Seller Stockholders' Meeting or as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Parent or Buyer for inclusion or incorporation by reference in the Proxy Statement.

     7.25  Disclosure by Buyer or Parent.  None of the information supplied or
           -----------------------------
to be supplied by or on behalf of Parent or Buyer for inclusion or incorporation by reference in the Hearing Documents or the Resale Registration Statement will, at the time the Hearing Documents are filed with the California Commissioner of Corporations or at the time of the Fairness Hearing (or at the time the Resale Registration Statement becomes effective under the Securities Act, as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent or Buyer for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC, will, at the time the Proxy Statement is mailed to the stockholders of Seller, or at the time of the Seller Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Hearing Documents and the Resale Registration Statement, as applicable, will comply as to form in all material respects with the provisions of the California Corporations Code and the Securities Act and the rules and regulations promulgated by the California Commissioner of Corporations and the SEC thereunder, except that no representation or warranty is made by Parent or Buyer with respect to statements made or incorporated by reference therein based on information supplied by Seller for inclusion or incorporation by reference in the Proxy Statement.

     7.26  Sublicensing Requirements.  To the extent that Seller was not able
           -------------------------
prior to the Closing Date to identify all material Sublicensing Requirements or, upon receipt of Buyer's written authorization to do so, to comply with the Sublicensing Requirements for the Licensed Intellectual Property specified in Buyer's authorization, Seller shall do so until the earlier of (a) six (6) months after the Closing Date or (b) the date on which Seller files its certificate of dissolution with the Secretary of State of the State of Delaware; provided, however, that, with respect to those Sublicensing Restrictions that require the consent, approval or other action of any third party, Seller shall only be required to use commercially reasonable efforts to comply with such Sublicensing Restrictions.

     7.27  Supplemental Transferred Contracts.  At any time prior to the
           ----------------------------------
Closing, if Buyer elects, in its sole discretion, to assume one or more additional Eligible Contracts of Seller by delivering a written notice of such election to Seller, Seller agrees that such an Eligible Contract shall thereafter be considered a Transferred Contract hereunder, unless Seller reasonably determines in good faith that Seller cannot transfer such Eligible Contract to Buyer due to a change in circumstances between the date of this Agreement and the date of Buyer's written notice. Seller shall deliver true and complete copies of all Supplemental Transferred Contracts to Buyer.

                                   ARTICLE 8
                                   ---------

                           CONDITIONS TO THE CLOSING
                           -------------------------

     8.1   Conditions to Obligations of Each Party. The respective obligations
           ---------------------------------------
of Parent, Buyer and Seller to effect the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived, in writing, by Parent and Buyer (on the one hand) and Seller (on the other hand):

           (a)  No Order.  No Governmental Entity shall have enacted, issued,
                --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending.

          (c)  Stockholder Approval.  This Agreement shall have been approved
               --------------------
and adopted, and the Dissolution shall have been duly approved, by the requisite vote under applicable law and the certificate of incorporation of Seller by the stockholders of Seller.

          (d)  Governmental Approval.  Any governmental or regulatory notices,
               ---------------------
approvals or other requirements necessary to consummate the transactions contemplated hereby and shall have been given, obtained or complied with, as applicable.

     8.2  Additional Conditions to the Obligations of Parent and Buyer.  The
          ------------------------------------------------------------
obligations of Parent and Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Buyer:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Seller in this Agreement shall have been true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, except in either case to the extent that the aggregate of all breaches thereof has not had and would not reasonably be expected to have a Material Adverse Effect (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) and except to the extent such representations and warranties address matters as of a particular date or period, in which case such representations and warranties shall be true and correct as of such date or period (and in any event, subject to the foregoing Material Adverse Effect qualification), and (ii) Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Seller as of the Closing.

          (b)  Litigation.  There shall be no action or proceeding of any
               ----------
nature pending or threatened with respect to the Acquired Assets against Seller or any of its Subsidiaries where such action is reasonably likely to have a Material Adverse Effect.

          (c)  Opinion of Financial Advisor.  Buyer shall have received an
               ----------------------------
opinion of a financial advisor or appraiser, in form and substance reasonably acceptable to Buyer, that (i) Seller is not insolvent as of the Closing Date, and (ii) the sale of the Acquired Assets will not cause Seller to be insolvent immediately following the Closing. Notwithstanding anything to the contrary in this Agreement, Buyer shall bear and incur all costs related to the issuance of such opinion, and Buyer agrees that any opinion in substantially the form of Exhibit D hereto shall presumptively be deemed to be acceptable to Buyer.
---------

          (d)  New Employment Arrangements.  At least seven of the Key
               ---------------------------
Employees (provided that such seven Key Employees include both Key Employees set forth on Schedule 8.2(d)) and at least 33 of the Designated Employees other than
         ----------------
the Key Employees shall have entered into "at-will" employment arrangements with Parent pursuant to their execution of an Offer Letter and shall be employees of Seller immediately prior to the Closing. In addition, effective as of the Closing Date, Seller shall have terminated all employment agreements and other arrangements with the Continuing Employees and waived all of its rights with respect to any duty of confidentiality owed to Seller by any such Continuing Employee with respect to the Acquired Assets or any other intellectual property or technology of Seller.

          (e)  Non-Competition Agreements.  Each of the Key Employees set forth
               --------------------------
on Schedule 8.2(e) shall have executed Non-Competition Agreements concurrent
   --------------
with the execution and delivery of this Agreement and such Non-Competition Agreements shall be in full force and effect as of the Closing Date.

          (f)  Certificate of Seller.  Buyer shall have received a certificate,
               ---------------------
validly executed by a duly authorized officer of Seller for and on its behalf (the "Certificate of Seller"), to the effect that, as of the Closing, each of the conditions specified in Section 8.2(a) and Section 8.2(b) have been
                            --------------     --------------
satisfied.

          (g)  Certificate of Secretary of Seller.  Buyer shall have received a
               ----------------------------------
certificate, validly executed by the Secretary of Seller, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of Seller, (ii) the valid adoption of resolutions of the Board of Directors of Seller approving this Agreement, and (iii) the valid adoption and approval of this Agreement and approval of the Dissolution by the stockholders of Seller.

          (h)  Prepaid Service Payment Update.  Buyer shall have received from
               ------------------------------
Seller the Prepaid Service Payment Update pursuant to Section 7.14.
                                                      ------------

          (i)  Deliveries.  Seller shall have delivered to Buyer executed
               ----------
copies of the Collateral Agreements.

          (j)  State Tax Certificates.  Buyer shall have received from Seller
               ----------------------
certified copies of the completed and date stamped applications or filings made in satisfaction of the covenant in Section 7.20 (e) or, if received, true and
                                   -----------------
complete copies of the State Tax Certificates

     8.3  Additional Conditions to Obligations of Seller.  The obligations of
          ----------------------------------------------
Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Parent and Buyer in this Agreement shall have been true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, except in either case to the extent that the aggregate of all breaches thereof has not had and would not reasonably be expected to have a material adverse effect on Parent or Buyer (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) and except to the extent such representations and warranties address matters as of a particular date or period, in which case such representations and warranties shall be true and correct as of such date or period (and in any event, subject to the foregoing material adverse effect qualification), and (ii) Parent and Buyer shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Parent or Buyer as of the Closing.

          (b) Certificate of Parent and Buyer. Seller shall have received a
              -------------------------------
certificate, validly executed by an executive officer of both Parent and Buyer for and on behalf of each of them (the "Certificate of Buyer"), to the effect that, as of the Closing, each of the conditions specified in Section 8.3(a) have
                                                             --------------
been satisfied.

          (c) Certificate of Secretaries of Parent and Buyer. Seller shall have
              ----------------------------------------------
received certificates, validly executed by the Secretaries of Parent and Buyer, certifying as to (i) the terms and effectiveness of the certificates of incorporation and the bylaws of Parent and Buyer, and (ii) the valid adoption of resolutions of the Board of Directors of Parent and Buyer approving this Agreement.

          (d) Deliveries. Buyer shall have delivered to Seller executed copies
              ----------
of the Collateral Agreements.

          (e) Securities Approvals. Parent shall have received all state
              --------------------
securities laws or "blue sky" permits and authorizations necessary to issue the Stock Consideration.

          (f) Fairness Hearing. The Fairness Hearing shall have been held by the
              ----------------
Commissioner of Corporations of the State of California and the Permit sought therein shall have been issued by the State of California, and Parent shall have duly authorized and issued and made available for delivery to Seller at the Closing a stock certificate that in form and substance is sufficient to enable Seller to immediately sell on the open market the shares of Parent's common stock comprising the Stock Consideration; provided, however, that in the event that, within five (5) business days following the Fairness Hearing, Parent shall not have received a favorable determination in such Fairness Hearing and a Permit covering all of the Stock Consideration to be issued in the transactions contemplated by this Agreement such that the issuance qualifies for exemption under the 3(a)(10) Exemption, this condition shall be deemed to have been satisfied if Parent duly and validly issues the Stock Consideration to Seller in a transaction exempt from the registration requirements of the Securities Act, and provides Seller with evidence reasonably satisfactory to Seller that Parent is prepared to file the Resale Registration Statement immediately following the Closing.

                                   ARTICLE 9
                                   ---------

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

     9.1 Survival of Representations, Warranties and Covenants. The
         -----------------------------------------------------
representations and warranties of Seller contained in this Agreement, or in the Certificate of Seller, shall terminate on the earliest of (i) the first anniversary of the Closing Date, (ii) the date on which Seller files its certificate of dissolution with the Delaware Secretary of State and (iii) the date 15 days following the delivery of a Dissolution Notice; provided, however, that a termination pursuant to clause (iii) shall be rescinded if a certificate of dissolution is not filed with the Delaware Secretary of State within 30 days following the delivery of such Dissolution Notice. A "Dissolution Notice" shall
                                                      ------------------
mean a notice delivered by Seller to Buyer indicating Seller's good faith intention to file a certificate of dissolution with the Delaware Secretary of State within 30 days. The representations and warranties of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

     9.2 Indemnification. Seller agrees to indemnify and hold Parent and Buyer
         ---------------
and their respective officers, directors and affiliates (collectively, the "Indemnified Parties"), harmless against all claims, losses, liabilities,
 -------------------
damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or sustained by the Indemnified Parties, or any
              ------
of them, arising out of (i) any breach or inaccuracy of a representation or warranty of Seller contained in this Agreement as of the date hereof and as of the Closing Date or in the Certificate of Seller, (ii) any failure by Seller to perform or comply with any covenant given or made by it contained in this Agreement, or (iii) any failure on the part of Seller to perform and discharge in full the Excluded Liabilities.

     9.3 Indemnification Procedure. An Indemnified Party seeking indemnification
         -------------------------
pursuant to Section 9.2 shall deliver an Officer's Certificate to Seller. Seller
            -----------
may object to such claim by written notice to such Indemnified Party specifying the basis for Seller's objection, within thirty (30) days following receipt by Seller of notice from such Indemnified Party regarding such claim. If no objection is made, Seller shall promptly pay the claim. For the purposes hereof, " Officer's Certificate" shall mean a certificate signed in good faith by any
  ---------------------
executive officer of Buyer: (1) stating that Buyer has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or Excluded Liability to which such item is related.

     9.4 Resolution of Conflicts; Arbitration.
         ------------------------------------

         (a) In case Seller shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses within thirty (30) days after delivery of such Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and Seller shall promptly pay to the Indemnified Party the amount of the claim agreed upon, if any.

          (b) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, Buyer or Seller may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and Seller. In the event that, within thirty (30) days after submission of any dispute to arbitration, Buyer and Seller cannot mutually agree on one arbitrator, then, within fifteen
(15) days after the end of such thirty (30) day period, Buyer and Seller shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If Seller does not select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Buyer.

          (c) Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

          (d) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     9.5 Third-Party Claims. In the event Buyer becomes aware of a third-party
         ------------------
claim which Buyer reasonably believes is reasonably likely to result in a demand for indemnification pursuant to this ARTICLE 9, Buyer shall notify Seller in
                                     ---------
writing of such claim, and Seller shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Buyer shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the written consent of Seller, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this ARTICLE 9 to the amount of any
                                                ---------
claim by Buyer against Seller with respect to such settlement.

     9.6 Maximum Payments; Remedy.
         ------------------------

          (a) Except with respect to (A) any Excluded Liabilities, and (B) Taxes referred to in Section 3.4 and 5.14 that are owed by Seller and which Buyer may
               -----------     ----
become obligated to pay, the aggregate maximum amount the Indemnified Parties may recover from Seller pursuant to the indemnity set forth in Section 9.2 or
                                                               -----------
otherwise for Losses, or otherwise in respect of any breaches of any of the representations, warranties or covenants of Seller hereunder or in the Certificate of Seller, shall be limited to $3,300,000.

          (b) The maximum amount an Indemnified Party may recover from Seller in respect of Losses arising out of any Excluded Liabilities shall not be limited.

          (c) Without limiting the effect of any of the other limitations set forth herein, Seller shall not be required to make any indemnification payment hereunder until such time as the total amount of all Losses that have been suffered or incurred by any one or more of the Indemnified Parties and to which any Indemnified Party is entitled to indemnification hereunder, or to which any one or more of the Indemnified Parties has or have otherwise become subject with respect to which any Indemnified Party is entitled to indemnification hereunder, exceeds $100,000 in the aggregate, at which point Seller shall indemnify the full amount of such claims and all claims thereafter, subject to any other applicable limitations under this ARTICLE 9.

          (d) The right of Parent and Buyer hereto and their related Indemnified Parties to assert indemnification claims and receive indemnification payments pursuant to this ARTICLE 9 shall be the sole and exclusive right and remedy exercisable by Parent and Buyer with respect to any breach by Seller of any representation, warranty or covenant hereunder or other matter with respect to which such indemnification is provided; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any Indemnified Party of any right to specific performance or injunctive relief, or any right or remedy they may otherwise have against any Person that has committed fraud with respect to this Agreement.

          (e) Nothing herein shall limit the liability of Seller, Buyer or Parent for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Closing does not occur.

          9.7 Liability of Parent and Buyer. The fact that neither Parent nor
              -----------------------------
Buyer is obligated to indemnify Seller hereunder shall not be construed so as to limit the rights or remedies that Seller may otherwise have against Parent or Buyer, whether under this Agreement or applicable law, in the event of (a) any breach or inaccuracy of a representation or warranty of Parent or Buyer contained in this Agreement or in the Certificate of Buyer, (ii) any failure by Parent or Buyer to perform or comply with any covenant given or made by either of them contained in this Agreement, or (iii) any failure on the part of Buyer to perform and discharge in full the Assumed Liabilities.


                                  ARTICLE 10
                                  ----------

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------
     10.1 Termination. Except as provided in Section 10.3, this Agreement may be
          -----------                        ------------
terminated and the transactions contemplated hereby abandoned at any time prior to the Closing whether before or after the requisite approval of the stockholders of Seller:


          (a) by mutual written consent duly authorized by the Boards of Directors of Parent, Buyer and Seller;

          (b) by any party if the Closing Date shall not have occurred by November 30, 2001 (the "End Date") for any reason; provided, however, that the
                        --------
right to terminate this Agreement under this Section 10.1(b) shall not be
                                             ---------------
available to any party whose (or whose affiliate's) action or failure to act has been a principal cause of or resulted in the failure of the Closing Date to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by any party if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action is final and nonappealable;

          (d) by any party if (i) the Seller Stockholders' Meeting (including any adjournments and postponements thereof) shall not have been held and completed prior to the End Date or shall have been held and completed and the stockholders of Seller shall have taken a final vote on a proposal to adopt and approve this Agreement and the transactions contemplated by this Agreement; and
(ii) this Agreement and the transactions contemplated by this Agreement shall not have been adopted and approved at the Seller Stockholders' Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the required approval of the stockholders of Seller; provided, however, that the right to terminate this Agreement under this Section 10.1(d)
                                                               ---------------
shall not be available to Seller where the failure to hold the Seller Stockholders' Meeting and to obtain Seller stockholder approval shall have been caused by (A) the action or failure to act of Seller and such action or failure to act constitutes a breach by Seller of this Agreement or (B) a material breach of any Support Agreement by any party thereto other than Buyer; provided further, however, that the right to terminate this Agreement under this Section
                                                                        -------
10.1(d) shall not be available to Parent or Buyer where the failure to hold the
-------
Seller Stockholders' Meeting and to obtain Seller stockholder approval shall have been caused by the action or failure to act of Parent or Buyer and such action or failure to act constitutes a breach by Parent or Buyer of this Agreement;

          (e) by Buyer (at any time prior to the adoption and approval of this Agreement and the approval of the Dissolution by the required vote of the stockholders of Seller) if a Seller Triggering Event (as defined below) shall have occurred;

          (f) by Seller (at any time prior to the adoption and approval of this Agreement and the approval of the Dissolution by the required vote of the stockholders of Seller) if Parent shall have breached (and failed to cure within 10 days after notice of such breach is delivered by Seller to Parent) any of its obligations under the Funding Agreement;

          (g) by Seller (at any time prior to the adoption and approval of this Agreement and the approval of the Dissolution by the required vote of the stockholders of Seller) in the event that (i) within five (5) business days following the Fairness Hearing, Parent shall not have received a favorable determination in such Fairness Hearing and a Permit covering all of the Stock Consideration to be issued in the transactions contemplated by this Agreement such that the issuance qualifies for exemption under the 3(a)(10) Exemption and
(ii) Parent shall not have obtained the Waiver within ten (10) business days following the Fairness Hearing;

          (h) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied by
                                      --------------
the End Date, provided, that if such inaccuracy in Seller's representations and warranties or breach by Seller is curable by Seller through the exercise of its commercially reasonable efforts, then Buyer may not terminate this Agreement under this Section 10.1(h) prior to the End Date, provided Seller continues to
           ---------------
exercise commercially reasonable efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement or if such breach by Seller is cured prior to the End Date); and

          (i) by Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Buyer set forth in this Agreement, or if any representation or warranty of Parent or Buyer shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be
                                                  --------------
satisfied by the End Date, provided, that if such inaccuracy in Parent's or Buyer's representations and warranties or breach by Parent or Buyer is curable by Parent or Buyer through the exercise of its commercially reasonable efforts, then Seller may not terminate this Agreement under this Section 10.1(i) prior to
                                                        --------------
the End Date, provided Parent or Buyer (as the case may be) continues to exercise commercially reasonable efforts to cure such breach (it being understood that Seller may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement or if such breach by Parent or Buyer is cured prior to the End Date).

     For the purposes of this Agreement, a "Seller Triggering Event" shall be
                                            -----------------------
deemed to have occurred if: (i) the Board of Directors of Seller or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Buyer its recommendation in favor of the adoption and approval of this Agreement or the approval of the Dissolution; (ii) Seller shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of

Seller in favor of the adoption and approval of the Agreement and the approval of the Dissolution; (iii) the Board of Directors of Seller fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Dissolution within ten (10) days after Buyer requests in writing that such recommendation be reaffirmed following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of Seller or any committee thereof shall have approved or recommended any Acquisition Proposal; or (v) a tender or exchange offer relating to securities of Seller shall have been commenced by a Person unaffiliated with Buyer and Seller shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Seller recommends rejection of such tender or exchange offer.

     10.2 Notice of Termination. Any termination of this Agreement under Section
          ---------------------
10.1 will be effective immediately upon the delivery of written notice thereof by the terminating party to the other parties hereto (or, in the case of termination pursuant to Section 10.1(h) or Section 10.1(i), on the date
                        ---------------    ---------------
specified therein).

     10.3 Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 10.1, this Agreement shall forthwith become void and
               ------------
there shall be no liability or obligation on the part of any party hereto, or its affiliates, officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 7.4, Section 7.10, ARTICLE
                                             -----------  ------------  -------
11 and this Section 10.3 of this Agreement shall remain in full force and effect
--          ------------
and survive any termination of this Agreement. Notwithstanding the foregoing, no termination of this Agreement shall relieve any party from liability for any breach hereof prior to such termination.

     10.4 Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     10.5 Extension; Waiver. At any time prior to the Closing, Buyer, on the one
          -----------------
hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 11
                                  ----------
                                    GENERAL
                                    -------
     11.1 Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          (a) if to Buyer, to:


                   Palm, Inc.
                   5470 Great America Parkway
                   Santa Clara, California  95052
                   Attention: General Counsel
                   Telephone No.: (408) 878-9000
                   Facsimile No.: (408) 878-2750

                   with a copy to:

                   Wilson Sonsini Goodrich & Rosati
                   Professional Corporation
                   650 Page Mill Road
                   Palo Alto, California 94304
                   Attention: Katharine A. Martin, Esq.
                   Robert Sanchez, Esq.
                   Telephone No.: (650) 493-9300
                   Facsimile No.: (650) 493-6811

          (b) if to Seller, to:

                   Be Incorporated
                   800 El Camino Real
                   Menlo Park, California 94025
                   Attention: General Counsel
                   Telephone No.: (650) 462-4100
                   Facsimile No.: (650) 462-4129

                   with a copy to:

                   Cooley Godward LLP
                   5 Palo Alto Square
                   3000 El Camino Real
                   Palo Alto, California 94306
                   Attention: David Lipkin, Esq.
                   Telephone No.: (650) 843-5000
                   Facsimile No.: (650) 849-7400

     11.2 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the
          ----------------------------
Seller Disclosure Schedule, the Parent Disclosure Schedule, the Non-Disclosure Agreement, the Collateral Agreements and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and delegate its obligations hereunder to Parent.

     11.3 Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.4 Other Remedies. Any and all remedies herein expressly conferred upon a
          --------------
party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     11.6 Jurisdiction and Venue. Each of the parties hereto irrevocably
          ----------------------
consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     11.7 Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     11.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     11.9  Fees and Expenses. Except as otherwise provided herein, whether or
           -----------------
not the transactions contemplated herein are consummated, all expenses, including without limitation all legal, accounting, financial advisory, consulting and other fees, incurred in connection with the negotiation or effectuation of this Agreement or consummation of such transactions, shall be the obligation of the respective party incurring such expenses.

     11.10 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.



                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                               PALM, INC.

                                               By:   /s/ Carl Yankowski
                                                  ------------------------------

                                               Name: Carl Yankowski
                                                    ----------------------------

                                               Title: Chief Executive Officer
                                                     ---------------------------


                                               BE INCORPORATED

                                               By:   /s/ Jean-Louis Gassee
                                                  ------------------------------

                                               Name: Jean-Louis Gassee
                                                    ----------------------------

                                               Title: Chief Executive Officer
                                                     ---------------------------


                                               ECA SUBSIDIARY ACQUISITION
                                               CORPORATION

                                               By:   /s/ Stephen Yu
                                                  ------------------------------

                                               Name: Stephen Yu
                                                    ----------------------------

                                               Title: President
                                                     ---------------------------